                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                  4FRONT TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, par value $.001 per share (the "Common
                Stock"), and options to acquire Common Stock of 4Front
                Technologies, Inc.
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                14,553,355 (including 1,449,899 options and 267,833
                warrants to purchase common stock
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                $18.50 per share in cash-out merger plus the difference
                between $18.50 per share and the exercise price of each
                share underlying an option or warrant to purchase shares
                of Common Stock.
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $269,237,068
                ----------------------------------------------------------
           (5)  Total fee paid:
                $53,847.42
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           4FRONT TECHNOLOGIES, INC.
                       6300 SOUTH SYRACUSE WAY, SUITE 293
                           ENGLEWOOD, COLORADO 80111
                                  303-721-7341

                                                              September 25, 2000

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of
Stockholders to be held at 11:00 A.M. on             ,             , 2000, at
the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

    At the meeting you will be asked to (1) vote whether to approve a proposed merger combining 4Front and NCR Corporation, (2) elect six directors of the Company and (3) approve an amendment to the 4Front Technologies, Inc. 1996 Equity Incentive Plan which would increase the number of options available for grant thereunder to 2,000,000. The Board asks you to vote in favor of the merger, in favor of the director nominees proposed by the Board and in favor of the amendment to the 4Front Technologies, Inc. 1996 Equity Incentive Plan.

    The Board of Directors has unanimously approved the merger, but the approval of our stockholders is required in order to proceed with the completion of the merger. The merger agreement provides that 4Front will become a wholly-owned subsidiary of NCR, and you and each other stockholder of 4Front will receive $18.50 for each share of 4Front Common Stock owned by you, and each option holder or warrant holder will receive the difference between $18.50 per share and the exercise price per share set forth in the relevant option agreement or warrant multiplied by the number of shares for which such option or warrant is exercisable. 4Front stockholders holding at least a majority of the outstanding shares of 4Front Common Stock are required to vote to approve and adopt the merger agreement. The merger cannot be completed unless the 4Front stockholders approve it.

    The Board of Directors has determined that the merger is fair to you and is in your best interests. The Board of Directors therefore unanimously recommends that you vote to approve and adopt the merger agreement. A vote of the NCR stockholders is not required to approve and adopt the merger agreement.

    Attached to this letter you will find a formal Notice of Annual Meeting and a related proxy statement. The proxy statement provides detailed information about the Annual Meeting and the matters to be considered at the Annual Meeting, and especially about the proposed merger, so please read the entire proxy statement carefully.

    The attached notice and proxy statement are dated September 25, 2000, and were first mailed to stockholders on or about September 25, 2000. Those of you who were holders of record of 4Front Common Stock at the close of business on September 22, 2000 are entitled to receive notice of and to vote at the
stockholders' meeting. On that day,             shares of 4Front Common Stock
were outstanding. Each share entitles the holder to one vote.

    As explained in the attached proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. Beneficial owners of stock held by banks, brokers or investment plans (I.E., held in "street name") will need proof of ownership to be admitted to the meeting and will need written authorization from the record owner in order to vote at the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership sufficient for admittance to the meeting, but a proxy from your broker or bank or similar document will be required in order for you to vote shares held in street name at the meeting.

    We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                          Very truly yours,
                                          Anil Doshi
                                          Chairman of the Board
                                          of Directors

                                          Mark Ellis
                                          President

                           4FRONT TECHNOLOGIES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                             Englewood, Colorado
                                                              September 25, 2000

    Notice is hereby given that the annual meeting of stockholders of 4Front
Technologies, Inc. will be held on             ,             , 2000 at
11:00 A.M. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 for the following purposes:

        (1) To consider and vote on the merger agreement among NCR Corporation, a wholly-owned subsidiary of NCR ("Sub") and 4Front pursuant to which a subsidiary of NCR will merge into 4Front and 4Front will become a wholly-owned subsidiary of NCR, and you and each other stockholder of 4Front will receive $18.50 for each share of 4Front common stock owned, and each option holder or warrant holder will receive the difference between $18.50 per share and the exercise price per share set forth in the relevant option agreement or warrant, multiplied by the number of shares of common stock for which such option or warrant is exercisable;

        (2) To elect six directors to serve for the ensuing year;

        (3) To approve an amendment to the 4Front Technologies, Inc. 1996 Equity Incentive Plan which would increase the number of options available for grant thereunder to 2,000,000; and

        (4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

    The items of business to be considered at the annual meeting are more fully described in the attached proxy statement.

    This notice and the accompanying proxy statement are dated September 25, 2000, and will be first mailed to stockholders on or about September 25, 2000.

    We have attached a copy of the Merger Agreement as Annex A to the proxy statement which accompanies this notice of meeting.

    Stockholders of record at the close of business on September 22, 2000 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. All stockholders are cordially invited to attend the annual meeting in person. Stockholders who are unable to attend the annual meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

    Stockholders who do not vote in favor of the Merger Agreement and who otherwise comply with the procedures described in Section 262 of the Delaware General Corporation Law will be entitled to dissenters' rights. We have summarized for you the provisions of Section 262 of the Delaware General Corporation Law in the section of the accompanying Proxy Statement called "Dissenters' Appraisal Rights." That summary includes a description of the procedure that dissenting stockholders must follow to assert dissenters' rights. The entire text of Section 262 of the Delaware General Corporation Law is attached as Annex B to the accompanying Proxy Statement.

                                          CRAIG KLEINMAN
                                          SECRETARY

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING............     1

SUMMARY TERM SHEET..........................................     2

WHO CAN HELP ANSWER YOUR QUESTIONS..........................     5

THE ANNUAL STOCKHOLDERS MEETING.............................     6
  General...................................................     6
  Matters to be Considered at the 4Front Annual
    Stockholders' Meeting...................................     6
  Recommendations of the 4Front Board.......................     6
  Stockholders Entitled to Vote and Vote Required...........     6
  Voting Procedures.........................................     7
  Solicitation of Proxies...................................     8
  Quorum....................................................     8

PROPOSAL 1--APPROVAL OF THE MERGER AGREEMENT................     9

  THE MERGER................................................     9
    Brief Description of NCR................................     9
    Background of the Merger................................    10
    Reasons for the Merger..................................    13
    Opinion of Financial Advisor to 4Front..................    14
    Interests of Certain Persons in the Merger..............    18
    Federal Income Tax Consequences to U.S. Stockholders....    19
    Regulatory Matters......................................    20
    Effect on Employee Equity Plans.........................    21
    Dissenters' Appraisal Rights............................    21
    Merger Expenses and Fees and Other Costs................    22

  THE MERGER AGREEMENT......................................    23
    The Merger..............................................    23
    Effective Time of the Merger............................    23
    Merger Consideration....................................    23
    Payment for Shares......................................    24
    Representations and Warranties..........................    25
    Certain Covenants.......................................    26
    Other Agreements........................................    27
    Conditions to the Merger................................    27
    Amendments and Waivers..................................    28
    No Solicitation; Alternative Acquisition Proposals......    28
    Termination of the Merger Agreement.....................    29
    Termination Fees and Expenses...........................    30
    Voting Agreements.......................................    31

PROPOSAL 2--ELECTION OF DIRECTORS...........................    32

EXECUTIVE COMPENSATION......................................    35

PROPOSAL 3--AMENDMENTS TO THE 4FRONT TECHNOLOGIES, INC. 1996
  EQUITY INCENTIVE PLAN.....................................    42

BENEFICIAL OWNERSHIP OF COMMON STOCK........................    43

                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    44

INDEPENDENT PUBLIC ACCOUNTANTS..............................    44

STOCKHOLDER PROPOSALS.......................................    44

OTHER BUSINESS..............................................    44

ANNEXES

  ANNEX A  Agreement and Plan of Merger among NCR
           Corporation, NCR Merger Sub, Inc. and 4Front
           Technologies

  ANNEX B  Dissenters' Rights

  ANNEX C  Fairness Opinion of 4Front's Financial Advisor

  ANNEX D 4Front 1996 Equity Incentive Plan, as proposed to be amended

                PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL 1--APPROVAL OF THE MERGER AGREEMENT

    SUMMARY OF PROPOSAL

    We propose that 4Front merge with NCR. The merger requires the approval of the holders of a majority of 4Front's outstanding common stock.

    BACKGROUND

    4Front has entered into the Merger Agreement with NCR. As a result of the merger, 4Front will become a wholly-owned subsidiary of NCR and each share of 4Front common stock issued and outstanding at the effective time of the merger (other than shares held by 4Front and stockholders, if any, who properly exercise their dissenters' rights under Delaware law) will be converted into the right to receive $18.50 in cash, without interest, and 4Front will cease to be a publicly-traded company.

    BOARD RECOMMENDATION

    4Front's board of directors believes that the merger is in the best interests of the 4Front stockholders and unanimously recommends that you vote "FOR" approval of the merger and the adoption of the Merger Agreement. The affirmative vote of a majority of all shares of 4Front Common Stock outstanding is required in order to approve the Merger Agreement and the merger.

PROPOSAL 2--ELECTION OF DIRECTORS

    BACKGROUND

    Six directors (constituting the entire Board) are to be elected at the Annual Meeting. For these director seats, the 4Front board has nominated Anil Doshi, Mark Ellis, Terence Burt, Craig Kleinman, Brian V. Murray and Arthur Keith Ross, each of whom now serve as directors of 4Front.

    For information regarding Messrs. Doshi, Ellis, Burt, Kleinman, Murray and Ross, see "Election of Directors."

    All of the nominees for director have indicated their willingness to be elected as directors. If, as a result of circumstances not now known or foreseen, any of them shall become unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the 4Front board of directors may select. The board has no reason to believe that any of the nominees will be unable or unwilling to serve.

    BOARD RECOMMENDATION

    4Front's board of directors recommends that stockholders vote "FOR" the election as directors of Messrs. Doshi, Ellis, Burt, Kleinman, Murray and Ross. The nominees receiving a plurality of the votes properly cast at the stockholders' meeting shall be elected to the board. "No" votes, votes against any nominee and withholding authority to vote for one or more nominees will result in that nominee receiving fewer votes. Unless otherwise directed, the persons named on the enclosed proxy card will vote all shares for which they are appointed as proxies "FOR" the election of the board's nominees. See "Voting Procedures."

PROPOSAL 3-- AMENDMENT TO THE 4FRONT TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE
            PLAN

    BACKGROUND

    4Front's Board of Directors has unanimously approved an amendment to the 4Front Technologies Inc. 1996 Equity Incentive Plan (the "Plan"), which would increase the number of options available for grant thereunder to 2,000,000. The primary features of the Plan, and the salient federal income tax consequences associated with options granted under the Plan, are summarized above under the heading "Stock Options and Benefit Plans."

    BOARD RECOMMENDATION

    4Front's board of directors recommends that the 4Front stockholder vote "FOR" the approval of the amendments to the Plan. The affirmative vote of a majority of the shares of 4Front Common Stock present or represented at the meeting is required to approve this proposal.

                               SUMMARY TERM SHEET

    THIS SECTION SUMMARIZES SELECTED INFORMATION ABOUT THE PROPOSED MERGER AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT, ITS ANNEXES AND THE OTHER DOCUMENTS TO WHICH WE REFER. WE HAVE INCLUDED A COPY OF THE MERGER AGREEMENT IN THIS PROXY STATEMENT AS ANNEX A.

Q:  WHAT WILL HAPPEN IN THE MERGER?

A: Upon completion of the merger, a subsidiary of NCR will be merged with and into 4Front and the holders of 4Front common stock, other than those stockholders who exercise and perfect their dissenters' appraisal rights, will receive a cash payment of $18.50 for each of their outstanding shares of 4Front common stock.

Q:  WHO WILL OWN 4FRONT AFTER THE MERGER?

A: After the merger, 4Front will be a privately held company wholly owned by NCR.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A. If the merger is completed, you will receive $18.50 in cash, without interest, for each share of 4Front common stock that you own. This is the "Per Share Amount." For example, if you own 100 shares of 4Front common stock, upon completion of the merger you will receive $1,850 in cash prior to any tax that may be due. In addition, each option holder or warrant holder of 4Front will receive the difference between $18.50 per share and the exercise price per share set forth in the relevant option agreement or warrant, multiplied by the number of shares of common stock for which option or warrant is exercisable at the time of the merger.

Q:  WHY IS 4FRONT PROPOSING THE MERGER?

A: 4Front is proposing the merger because the 4Front board believes that the merger is a more desirable alternative than continuing to operate 4Front as a public company. In particular, the 4Front board considered the risks of continuing to operate 4Front as a public company and the opportunity for 4Front's stockholders to achieve liquidity with respect to their investment in 4Front at a price that the 4Front board believes is fair. To review the background and reasons for the merger in greater detail, see pages 13 through 14.

Q:  WHY IS THE 4FRONT BOARD RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A: In the opinion of the 4Front board, the terms and provisions of the Merger
    Agreement and the merger are fair to and in the best interests of 4Front and its stockholders. To review the background and reasons for the Merger in greater detail, see pages 10 to 14.

Q:  DID THE 4FRONT BOARD RETAIN FINANCIAL ADVISORS?

A. To assist it in making its recommendation regarding the merger, the 4Front board retained Chase H&Q as its financial advisor in connection with its evaluation of the merger. Chase H&Q delivered to the 4Front board an opinion to the effect that, as of the date of that opinion, the Per Share Amount to be received by the holders of 4Front stock was fair, from a financial point of view, to the holders of 4Front stock. We have attached as Annex C to this proxy statement the full text of the opinion of Chase H&Q. This opinion sets forth the assumptions made, matters considered and limitations on the review taken in connection with the opinion. To review a more detailed description of the Chase H&Q opinion, see pages 14 to 18.

Q: IF THE MERGER IS COMPLETED, WHEN CAN I EXPECT TO RECEIVE THE CASH MERGER CONSIDERATION FOR MY SHARES?

A: Promptly after the merger is completed, 4Front will send you detailed instructions regarding the surrender of your 4Front common stock certificates. You should not send your 4Front common stock certificates to 4Front or anyone else until you receive these instructions. NCR will send payment of the cash merger consideration to you as promptly as practicable following its receipt of your stock certificates and other required documents.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect the merger to be completed in the fourth quarter of 2000.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The receipt of the cash merger consideration by you will be a taxable transaction for U.S. federal income tax purposes. You will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your 4Front common stock and the amount of cash you receive in the merger. If your 4Front common stock is a capital asset, your gain or loss will generally be long-term gain or loss if your deemed holding period for your 4Front common stock is more than one year at the effective time of the merger. To review the U.S. tax consequences to you in greater detail, see pages 19 through 20. As with any transaction of this type, your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:  WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to approve the Merger Agreement, which provides for the acquisition of 4Front by NCR. After the merger, 4Front will be a privately held company and you will no longer own an equity interest in 4Front. The 4Front board has approved the Merger Agreement and the transactions contemplated thereby and recommends that you vote "FOR" the approval of the Merger Agreement. We do not expect to ask you to vote on any other matters at the annual meeting other than the election of six directors of 4Front and the approval of the amendment to 4Front's Equity Incentive Plan to increase the number of options to be granted to 2,000,000. However, if a motion is made to adjourn the annual meeting, you may also be asked to vote on adjournment of the annual meeting.

Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Under Delaware law, you are entitled to dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights as described under "The Merger-Dissenters' Appraisal Rights" and in Annex B, you may receive in the merger the "fair value" of your 4Front common stock as determined by a court. The fair value could be equal to, less than or more than $18.50 per share.

Q:  WHAT DO I NEED TO DO NOW?

A: This proxy statement contains important information regarding the merger as well as information about 4Front. It also contains important information about what the 4Front board considered in evaluating the merger. We urge you to read this proxy statement carefully, including each Annex.

Q:  HOW DO I VOTE?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the annual meeting. The annual meeting will take place on
                ,             , 2000 at 11:00 a.m., local time, at the offices
    of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. You may attend the annual meeting and vote your shares in person, rather than voting by proxy.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later-dated, signed proxy card to 4Front's corporate secretary so it is received before the annual meeting or attend the annual meeting in person and vote.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

A: Your broker will vote your shares of 4Front common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will NOT be voted and they will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

Q:  WHAT IS THE EFFECT IF I DO NOT VOTE?

A: If you do not submit a proxy card or vote in person at the annual meeting or if you abstain from voting, it will have the same effect as a vote "AGAINST" the merger. Your proxy, when properly executed, will be voted in the manner directed by you.

Q:  WHO CAN VOTE AT THE ANNUAL MEETING?

A: Holders of 4Front common stock at the close of business on September 22, 2000 may vote at the annual meeting.

Q:  WHAT VOTE IS REQUIRED?

A: The merger must be approved by holders of at least             shares of
    4Front common stock, representing a majority of the 4Front common stock outstanding on September 22, 2000, the record date for the annual meeting. Certain of 4Front's directors and officers, who own 1,608,728 shares of outstanding 4Front common stock, representing approximately 12.5% of the outstanding shares, have agreed to vote their 4Front common stock in favor of the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Soon after the merger is completed, we will mail you written instructions explaining how to obtain the cash merger consideration.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

    If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                           Craig Kleinman, Secretary
                       6300 South Syracuse Way, Suite 293
                           Englewood, Colorado 80111
                            Telephone: 303-721-7300

                        THE ANNUAL STOCKHOLDERS MEETING

GENERAL

    This proxy statement is being furnished to holders of 4Front common stock in connection with the solicitation of proxies by and on behalf of the 4Front board for use at the annual meeting of stockholders to be held at 11:00 a.m. local
time, on             ,             , 2000, at the offices of Fulbright &
Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, and at any adjournment or postponement thereof. We are first mailing this proxy statement, the accompanying notice, proxy card and letter on or about September 25, 2000 to all holders of 4Front common stock entitled to notice of, and to vote at, the annual meeting.

MATTERS TO BE CONSIDERED AT THE 4FRONT ANNUAL STOCKHOLDERS' MEETING

    At the annual stockholders' meeting, 4Front stockholders will consider and vote on:

    - approval and adoption of the Merger Agreement;

    - the election six directors to serve for the ensuing year;

    - the approval of an amendment to the 4Front Technologies, Inc. Equity Incentive Plan which would increase the number of options available for grant thereunder to 2,000,000; and

    - any other matters that may properly be brought before the 4Front stockholders' meeting or at any adjournment or postponement of the stockholders' meeting.

RECOMMENDATIONS OF THE 4FRONT BOARD

    4Front's board of directors has unanimously approved the Merger Agreement and recommends a vote "FOR" approval and adoption of the Merger Agreement and the merger. See "The Merger--Reasons for the Merger."

    4Front's board of directors also recommends that 4Front stockholders vote "FOR" the election of the six nominees for director and "FOR" the approval of the amendment to the Plan.

STOCKHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED

    The 4Front board has set September 22, 2000 as the record date to determine which 4Front stockholders will be entitled to vote at the stockholders' meeting. Only 4Front stockholders of record on the record date will be entitled to receive notice of and to vote at the stockholders' meeting. On the record date,
there were       shares of 4Front common stock outstanding and entitled to vote at the stockholders' meeting. These shares were held by approximately stockholders.

    Each share of 4Front common stock will have one vote for each matter properly submitted at the stockholders' meeting. The affirmative vote, either in person or by proxy, of a majority of the shares of 4Front common stock outstanding is required in order to approve the Merger Agreement and the amendment to the Plan. These shares may be represented either in person or by proxy. If you abstain from voting or if you do not submit a proxy card and do not vote in person at the stockholders' meeting, your non-action will have the effect of a vote against the merger and a vote against the amendment of the Plan. Also, any broker non-vote will have the effect of a vote against the merger and a vote against the amendment of the Plan. A plurality of votes is required for the election of directors. Abstentions and broker non-votes will result in the applicable nominee receiving fewer votes.

    As of the close of business on the record date, the directors and executive
officers of 4Front as a group beneficially owned             shares of 4Front
common stock, or approximately       % of the issued and outstanding shares of
4Front common stock. These figures are calculated without counting shares which could be acquired be exercising stock options because the shares underlying those options cannot be voted at the stockholders' meeting. Certain directors and executive officers of 4Front, representing a total of 12.5% of the outstanding shares of 4Front common stock presently intend to vote all the shares they beneficially own "FOR" the approval and adoption of the Merger Agreement and "FOR" each of the other proposals.

VOTING PROCEDURES

GENERAL

    Your vote is important. Because many stockholders cannot personally attend the stockholders' meeting, it is necessary that a large number be represented by proxy. If a stockholder of record does not submit a proxy or vote in person at the stockholders' meeting, his or her shares will not be voted and the stockholder will not be counted as present for determining the existence of a quorum. Abstentions and broker non-votes will be included in determining the number of shares present at the stockholders' meeting, but will not be counted in the tabulation of votes on any matter.

    We encourage you to vote and to vote promptly. Voting promptly may save 4Front the expense of a second mailing.

STOCKHOLDERS OF RECORD

    If you are a stockholder of record, meaning that your shares and your stock certificate(s) are registered in your name with 4Front and its transfer agent, you may vote (1) by attending the stockholders' meeting or (2) by marking, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. You may change or revoke your proxy at any time before it is actually voted at the stockholders' meeting by (1) delivering a written notice of revocation to the secretary of 4Front, (2) submitting a later-dated proxy or
(3) attending the stockholders' meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the 4Front's board's nominees and in favor of the proposals to be presented at the stockholders' meeting.

STOCKHOLDERS IN STREET NAME

    Different procedures may apply to shares held in the name of a broker or other intermediary, also referred to as being held in "street name," rather than in the stockholder's own name. A stockholder whose shares are held in street name through an intermediary is referred to as the "beneficial owner" of the shares, while the intermediary or stockholder of record is referred to as the "record owner" of the shares. Shares held in street name are voted by the record owner rather than the beneficial owner. However, the record owner usually is required to provide a means for the beneficial owner to direct how the record owner is to vote the shares. This may include providing a proxy card or instructions that may differ from the materials provided by 4Front to its stockholders of record.

    If your shares are held in street name, you should follow whatever instructions are provided by the record owner of your shares. The broker or other intermediary serving as record owner of your shares, in its discretion, may choose to provide a means for you to direct the voting of your shares by telephone or over the Internet. If so, appropriate instructions may be set forth on the enclosed proxy card, or the broker or other intermediary may choose to provide separate instructions.

    If your shares are held in street name, your broker or other intermediary may be permitted to vote your shares in its discretion, particularly if you do not vote or give specific voting instructions prior to the stockholders' meeting. If you wish to vote such shares by attending the stockholders' meeting in person, you will need to obtain a proxy from the broker or other intermediary who is the stockholder of record having the legal authority to vote your shares. Please note that, once a beneficial or street name owner has submitted voting instructions, such instructions may be changed or revoked only in accordance with the procedures of the broker or other record owner of such shares, and then only in accordance with the procedures applicable to stockholders of record as described above. If your shares are held in street name, then to change or revoke your voting instructions you must contact the broker or other intermediary who is the stockholder of record having the legal authority to vote your shares.

    4Front's board of directors is not aware of any matters that will come before the stockholders' meeting other than the vote on the Merger Agreement, the election of six directors and the approval of the amendment to the Plan. If any other matters come before the stockholders' meeting, the persons named on the enclosed proxy card will have the discretion to vote on those matters using their best judgment, unless you specifically withhold that authorization when you complete your proxy card.

    Votes cast by proxy or in person at the stockholders' meeting will be counted by the election inspector appointed for the stockholders' meeting. The election inspector will determine if a quorum is present. Where proxies are marked as abstentions, where stockholders appear in person but abstain from voting or where a broker indicates on a proxy that it does not have discretionary authority regarding certain shares, those abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining if a quorum is present at the stockholders' meeting.

    4FRONT STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

SOLICITATION OF PROXIES

    In addition to using the mails, the directors, officers and employees of 4Front may solicit proxies for the stockholders' meeting from stockholders in person or by telephone. These directors, officers and employees will not be specifically compensated for their services. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse these parties for their expenses in doing so. We will pay all costs of soliciting proxies for the stockholders' meeting. In addition, we have retained Georgeson Shareholder Communications Inc. for assistance with the solicitation of proxies. For its services, Georgeson will receive a fee estimated at $15,000 plus reimbursement for reasonable and customary out-of-pocket expenses.

    STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

QUORUM

    The presence, in person or by proxy, of a majority of the issued and outstanding 4Front common stock entitled to vote at the stockholders' meeting is necessary to constitute a quorum.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

                                   THE MERGER

    THE DESCRIPTION IN THIS PROXY STATEMENT OF THE MERGER AND THE PRINCIPAL TERMS OF THE MERGER AGREEMENT IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, THE LEGAL DOCUMENT GOVERNING THE MERGER. WE HAVE ATTACHED A COPY OF THE MERGER AGREEMENT TO THIS PROXY STATEMENT AS ANNEX A AND RECOMMEND THAT YOU READ IT CAREFULLY.

BRIEF DESCRIPTION OF BUSINESS OF 4FRONT

    4Front is a leading provider and integrator of information technology ("IT"), services and solutions to primarily European customers. Our services and solutions include corporate help-desks, training, system design and support and a full range of IT consulting services. Our customers are generally blue-chip corporations and government authorities and include General Electric, British Telecom, Telecom Italia, Lucent, Computer Sciences Corporation, IBM, Phillips, Nokia, Ericsson, Siemens, Sony, Cegedim, Renault, Pfizer, PaineWebber, Societe Generale and the UK Ministry of Defence.

    Since 1996, by leveraging our position in the marketplace, we have progressed from being principally a small provider of support services and specialized products in the UK to being a provider of a broad range of IT services and solutions on a European basis and we are now one of the leading independent providers of IT services in Europe. To further accelerate our move to providing higher margin IT services, and in light of the rapid development of e-commerce in the European marketplace, we have recently commenced an initiative to establish ourselves as a leading provider of e-business solutions and services and of other higher-value services in Europe. Our revenues have grown from approximately $84.1 million in fiscal 1998 to over $252.9 million in fiscal 2000.

    We are incorporated in the state of Delaware. Our stock trades on NASDAQ under the symbol "FFTI." On September 21, 2000, the last reported sales price of
our common stock, as reported by NASDAQ, was $      .

    Our principal corporate offices are located at 6300 South Syracuse Way, Suite 293, Englewood, Colorado 80111, telephone (303) 721-7341. Our principal operational offices are located at 57A Hatton Garden, London, EC1N 8JG, United Kingdom, telephone 011-44-20-7269-5800.

BRIEF DESCRIPTION OF BUSINESS OF NCR

    NCR and its subsidiaries provide solutions designed specifically to enable businesses to build, expand and enhance their relationships with their customers by facilitating transactions and transforming data from transactions into useful business information. Through its presence at customer interaction points, such as automated teller machines or point-of-sale workstations, NCR's solutions are designed to help businesses process consumer transactions. They also offer businesses the opportunity to centralize detailed information in a data warehouse, analyze the complex relationships among all of the different data elements and respond with programs designed to improve consumer acquisition, retention and profitability. NCR offers specific solutions for the retail and financial industries and also provides solutions for industries including telecommunications, transportation, insurance, utilities and electronic commerce, as well as consumer goods manufacturers and government entities. These solutions are built on NCR's foundation of long-established industry knowledge and consulting expertise, value-adding software, global customer support services, a complete line of consumable and media products and a range of hardware technology.

    NCR was originally incorporated in 1884 and was a publicly traded company on the New York Stock Exchange prior to its merger with a wholly-owned subsidiary of AT&T Corp. ("AT&T") on September 19, 1991. Effective December 31, 1996, AT&T distributed to its stockholders all of its interest in NCR (the "Distribution") on the basis of one share of NCR common stock for each 16 shares of AT&T common stock. NCR common stock is listed on the New York Stock Exchange and trades under the symbol "NCR."

BACKGROUND OF THE MERGER

    In early March 2000, Thomas J. Flynn of NCR contacted Anil Doshi, our Chairman, and indicated that he wanted to discuss something of mutual interest. Mr. Doshi referred the matter to Terry Burt, our COO, who met with NCR representatives in late March. During the meeting, NCR indicated an interest in the potential purchase of our hardware maintenance business.

    In April 2000, Messrs. Doshi and Burt and Mark Ellis, our President, met with representatives of a private internet incubator ("Strategic Buyer 1") who had contacted Mr. Ellis to propose a meeting which might be of mutual interest. During the meeting, Strategic Buyer 1 discussed 4Front and their potential acquisition of or merger with 4Front. Strategic Buyer 1 never made a formal proposal for any transaction with 4Front.

    In early May 2000, representatives of NCR had further discussions with 4Front concerning the sale of our hardware maintenance business, and we signed a confidentiality agreement with NCR.

    On May 9, 2000 and on an unsolicited basis, representatives of NCR called David Gunby, the manager of 4Front's hardware maintenance business, and informed him that NCR might prefer to buy all of 4Front but did not make a proposal. The next day, Mr. Gunby informed Mr. Burt of the call, and Mr. Burt, in turn, conveyed this to Messrs. Doshi and Ellis. Messrs. Doshi and Ellis constitute the Executive Committee of 4Front's Board and are authorized to explore strategic opportunities.

    On May 19, 2000, 4Front's Board met in a regularly scheduled session and was updated on the status of contacts made by Strategic Buyer 1 and NCR.

    Between approximately the middle and end of May, 2000, Messrs. Burt and Gunby, responded to various queries from NCR concerning information which 4Front had previously publicly disclosed under the non-disclosure agreement. Based on some of these contacts, Messrs. Burt and Gunby agreed to prepare a presentation on 4Front's business to be given to the representatives NCR at a meeting in early June.

    In late May 2000, Messrs. Doshi, Ellis and Burt met with representatives of a UK public company ("Strategic Buyer 2"), during which Strategic Buyer 2 indicated that they saw synergies with 4Front and would like to explore a possible transaction. Strategic Buyer 2 proposed to return to 4Front with further details.

    On June 1, 2000, Messrs. Ellis and Burt gave NCR representatives the formal presentation about 4Front's business prepared by Messrs. Ellis, Burt, Gunby and another employee of 4Front. On June 2, 2000, Messrs. Doshi, Ellis and Burt met again with NCR. During the meeting, NCR representatives offered to purchase all of the outstanding stock of 4Front for between $17.00 and $17.25 per common share of 4Front. After careful consideration and deliberation, Messrs. Doshi and Ellis rejected the offer and indicated that 4Front was not for sale but that 4Front would consider higher offers. Immediately thereafter, Messrs. Doshi and Ellis discussed NCR's proposal with 4Front's directors, and the directors ratified the rejection of NCR's initial offer but also authorized Messrs. Doshi and Ellis, as the Executive Committee of the Board, to entertain other unsolicited offers.

    In early June, 2000, Strategic Buyer 2 announced disappointing financial results and its shares declined by approximately 30%, and that it could not proceed with any transaction with 4Front at that time.

    On June 8, 2000, 4Front announced results for the first quarter. 4Front's stock price fell approximately 30% to $10.63, and 4Front's most widely followed analyst downgraded the stock and issued a 12-month earnings target of $20.00. 4Front believed that the stock price drop was due, in part, to uncertainty concerning 4Front's "e-business" initiatives and a restructuring charge resulting from consolidating certain acquisitions.

    In mid-June, 2000, Messrs. Doshi, Ellis and Burt discussed that given the current market environment and 4Front's stock price currently and the prospects of increasing 4Front's stock price, NCR's offer appeared more attractive. The Executive Committee of the Board, however, discussed that while 4Front was not for sale, it would consider unsolicited offers.

    On June 15, 2000, NCR indicated to Mr. Gunby that it would contact 4Front during the week of June 19, 2000. On June 19, 2000, William J. Eisenman, of NCR, informed Mr. Doshi that representatives of NCR would contact 4Front on June 21, 2000. On June 21, 2000, Mr. Eisenman of NCR contacted Mr. Doshi to express NCR's continuing interest in 4Front and to inquire whether NCR could send a team to London the following week to meet with 4Front's management. As a follow up to the June 21 call, Mr. Flynn, of NCR, called Mr. Burt to set up another meeting on June 27, 2000.

    On June 27, 2000, representatives of NCR had further discussions with Mr. Burt and other 4Front personnel concerning 4Front's business. On the same day, Messrs. Doshi and Ellis met with Strategic Buyer 2, which now indicated that it again might be interested in 4Front. However, Strategic Buyer 2 did not make a formal proposal. During that day, Mr. Burt met with NCR representatives who indicated that they saw no grounds to increase NCR's original offer given that with 4Front's stock price at approximately $11.00, the offer represented more than a 50% premium. When 4Front did not react enthusiastically, the parties agreed to meet for dinner that night. At dinner, the representatives of NCR explained to Messrs. Doshi, Ellis and Burt that it might be willing to pay $18.00 per share and if 4Front could dispose of its Services Industries Limited subsidiary ("SIL"), that 4Front stockholders could, in addition to $18.00 per share, receive a portion of the sale proceeds.

    On June 28, 2000, Messrs. Doshi, Ellis and Burt discussed the expressions of interest 4Front had received from NCR, Strategic Buyer 1 and Strategic Buyer 2 as well as an overture earlier in the year from a French company ("Strategic Buyer 3") concerning the acquisition of SIL. They discussed the possible benefit 4Front's stockholders could receive, in addition to NCR's $18.00 per share offer, resulting from the disposition of SIL. It was agreed that before further action was taken, 4Front should ascertain if Strategic Buyer 3 were still interested in acquiring SIL. Accordingly, Mr. Burt called a financial representative of Strategic Buyer 3, on June 28 to discuss whether it was still interested in SIL. When he responded affirmatively, the parties agreed to meet to discuss the matter.

    On June 29, 2000, Messrs. Doshi, Ellis and Burt traveled to Paris to meet with Strategic Buyer 3 to discuss a purchase of SIL. Strategic Buyer 3, however, indicated a desire to acquire all of 4Front and indicated a possible price of more than $20.00 but that a significant portion of the consideration would be Strategic Buyer 3's stock.

    Between June 30, 2000 and July 2, 2000, Messrs. Doshi and Ellis reviewed the status of all negotiations with the members of the Board, including Strategic Buyer 3's proposal. It was the Board's view that due to market conditions and the uncertainty of the future value of any potential acquirors' stock, an all cash deal would be preferable if 4Front were to enter into any transaction.

    On July 5, 2000, Mr. Burt flew to New York and briefed 4Front's counsel, Fulbright & Jaworski L.L.P. ("F&J") on the status of negotiations.

    On July 6, 2000, Mr. Ellis joined Mr. Burt with representatives of F&J. F&J briefed Messrs. Ellis and Burt on the Board's fiduciary obligations. Subsequently, 4Front retained Chase H&Q ("Chase H&Q") to analyze NCR's offer. At a meeting with NCR's representatives on that date, Mr. Ellis also proposed to NCR that it consider a $19.00 per share offer that would not be contingent on any asset disposition. NCR agreed to consider this proposal.

    Between July 6 and July 12, 2000, Messrs. Doshi and Ellis informed the entire Board of the status of negotiations with NCR.

    On July 14, 2000, the Board held a meeting. Messrs. Doshi, Ellis and Burt discussed whether to explore the possibility of selling 4Front, which included a general discussion of the advantages and disadvantages of selling 4Front. The advantages included maximizing value for 4Front's stockholders, particularly creating a higher stock price for 4Front in light of the Board's opinion that the company was undervalued. Mr. Ellis also explained Chase H&Q's initial views on the acquisition process to the Board.

    On July 24, 2000, F&J and 4Front discussed a draft of the merger agreement prepared by NCR's counsel. On July 25, 2000, 4Front and NCR and their representatives met to discuss the draft. On July 25, 2000, NCR proposed an $18.00 per share price in a transaction, which would not be contingent on any asset disposition.

    On July 25, 2000, the Board held a meeting which was attended by representatives of F&J and Chase H&Q. Chase H&Q representatives reviewed with the Board its preliminary analysis of the NCR offer and updated the Board on the status of Chase H&Q's contacts with other potential acquirors. The representatives of Chase H&Q noted that, based on their contacts with other potential acquirors, only Strategic Buyer 2 appeared likely to have any interest in a transaction with 4Front. The Board then discussed the general parameters of the NCR offer, including the advantages and disadvantages of a merger compared to a tender offer and whether NCR's current bid could be improved. Mr. Doshi noted that NCR was adamant about a merger and that Chase H&Q and Messrs. Doshi and Ellis would again discuss price with NCR. F&J then reviewed the directors' fiduciary obligations and noted that while the Board was entertaining unsolicited bids for the company, the directors were under no obligation to sell the company.

    On July 27, 2000, representatives of Chase H&Q and Messrs. Doshi, Ellis and Burt met with representatives of NCR to discuss the possibility of NCR increasing its bid. At the meeting NCR reaffirmed its bid of $18.00 but during the meeting agreed to increase its bid to $18.05. Later that day, NCR agreed to increase the price to $18.50 per share if Messrs. Doshi and Ellis would waive a portion of their severance payments which were specified in their employment agreements.

    On July 30, 2000, the directors of 4Front informally met to discuss the status of negotiations with NCR. In addition, Messrs. Doshi and Ellis informed the Board that of the 16 potential purchasers contacted by Chase H&Q, only Strategic Buyer 2 expressed an interest and signed a confidentiality agreement. Messrs Doshi and Ellis also noted that Strategic Buyer 3 was not responsive.

    Between July 31 and August 2, 2000, 4Front and NCR, and their representatives, finalized draft documentation which provided for a merger of 4Front with a subsidiary of NCR and the payment to 4Front stockholders of $18.50 per share in cash.

    On August 2, 2000, the 4Front Board met with representatives of F&J and Chase H&Q in attendance. Messrs. Doshi, Ellis and Burt discussed the proposed NCR transaction with the Board. F&J reviewed the terms of the Merger Agreement with the Board and discussed with the Board its fiduciary obligations. Representatives of Chase H&Q then reviewed with the Board its financial analysis of the transaction and orally delivered its opinion, subsequently confirmed in writing, that $18.50 per share to be paid by NCR was fair to 4Front's stockholders from a financial point of view. The representatives of Chase H&Q also confirmed that as of August 2, 2000, only Strategic Buyer 2 had indicated any interest in pursuing a transaction with 4Front and that Strategic Buyer 3 remained unresponsive. Following a discussion which included the Board's determination that any transaction with Strategic Buyer 2 was unlikely due to its inability to act and the fact that its offer was likely to include, or be comprised solely of, Strategic Buyer 2's stock, and that Strategic Buyer 3 was unresponsive, the Board approved the merger and the Merger Agreement. The Merger Agreement was executed after the close of the market on August 2, 2000, and the transaction was publicly announced prior to the opening of the market on August 3, 2000.

REASONS FOR THE MERGER

    In evaluating and determining to approve the merger and the Merger Agreement, the 4Front board considered a variety of factors, including but not limited to the following:

    (1) 4Front's future prospects and possible alternatives to the proposed merger, including the prospects for and challenges and risks associated with, continuing as an independent company. In this regard, the 4Front board considered the amount and range of acquisition consideration most likely to be offered by other prospective acquisition partners, the likelihood of realizing those values, the prospects of receiving a better financial offer from another potential buyer and the view of 4Front's management that the merger represented the best strategic alternative available to 4Front under the circumstances. The 4Front board also considered the risks of remaining as an independent company, including 4Front's prospects for the success of its "e-business" strategy, the timing of the merger, and the IT services industry, generally;

    (2) The substantial decline of 4Front's stock price in the spring and summer of 2000 and the view of the 4Front board and management that it could take a long time for 4Front's stock price to exceed the $18.50 per share offered by NCR;

    (3) The fact that $18.50 per share offered by NCR represented a substantial premium over the prevailing market prices of 4Front common stock prior to the time that 4Front was contacted by NCR; and

    (4) The opinion of Chase H&Q, 4Front's financial advisor, to the effect that, as of the date of its opinion and based upon and subject to the various considerations and limitations set forth in its opinion, the Per Share Amount was fair, from a financial point of view, to 4Front's stockholders.

    The 4Front board also considered certain countervailing factors in its deliberations concerning the merger, including:

    (1) The potential disruption of 4Front's business that might result from the announcement of the merger;

    (2) The possible difficulties of integrating the management and corporate cultures of 4Front and NCR;

    (3) The uncertainty regarding stockholders, customers and employees' perceptions of the merger; and

    (4) The possibility that the merger might not be completed.

    In the view of the 4Front board, however, these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the merger.

    Accordingly, based on all of the foregoing factors, the 4Front board unanimously approved and adopted the Merger Agreement and the merger. The 4Front board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination and, further, individual directors may have given differing weights to differing factors.

    THE 4FRONT BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, 4FRONT AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT 4FRONT'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO 4FRONT

    4Front engaged Chase H&Q to act as a financial advisor in connection with the proposed merger. The 4Front board selected Chase H&Q to act as a financial advisor based on Chase H&Q's qualifications, expertise and reputation, as well as Chase H&Q's historic investment banking relationship and familiarity with 4Front. Chase H&Q delivered its written opinion on August 2, 2000 to the 4Front board that, as of such date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Chase H&Q, the $18.50 per share to be received by the holders of 4Front common stock was fair to such holders from a financial point of view.

    THE FULL TEXT OF THE OPINION DELIVERED BY CHASE H&Q TO THE 4FRONT BOARD OF DIRECTORS, DATED AUGUST 2, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY CHASE H&Q IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE CHASE H&Q OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY 4FRONT STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF THE CHASE H&Q OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED HERETO AS ANNEX C. 4FRONT STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

    In reviewing the proposed transaction, and in arriving at its opinion, Chase H&Q, among other things:

    - reviewed the publicly available consolidated financial statements of 4Front for recent years and interim periods to date and certain other relevant financial and operating data of 4Front made available to Chase H&Q from published sources, including Wall Street analysts' research reports, and from the internal records of 4Front;

    - reviewed certain internal financial and operating information relating to 4Front prepared by the senior management of 4Front;

    - discussed the business, financial condition and prospects of 4Front with certain members of 4Front's senior management;

    - reviewed the recent reported prices and trading activity for the common stock of 4Front and compared such information and certain financial information for 4Front with similar information for certain other companies engaged in businesses Chase H&Q considered comparable;

    - reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    - reviewed a draft of the Merger Agreement, dated July 31, 2000; and

    - performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Chase H&Q deemed relevant.

    Chase H&Q did not assume responsibility for independent verification of, and did not independently verify, any of the information concerning 4Front considered in connection with its review of the proposed transactions, including without limitation any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Chase H&Q assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Chase H&Q did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of 4Front, and it did not conduct a physical inspection of the properties and facilities of 4Front. With respect to the financial forecasts and projections used in its analysis, Chase H&Q assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of 4Front, and Chase H&Q expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which such forecasts or projections were based. For the purposes of its opinion, Chase H&Q also assumed that neither 4Front nor NCR was a party to any pending transactions, including without limitation external financings, recapitalizations or material merger or acquisition discussions, other than the proposed merger and transactions in the ordinary course of conducting their respective businesses. 4Front advised Chase H&Q, and for purposes of its opinion Chase H&Q assumed, that the proposed merger would be treated as a purchase for financial accounting purposes. Chase H&Q did not give consideration to the tax effect of the proposed merger on 4Front or the stockholders of 4Front in the United States or any other jurisdiction.

    In performing its analyses, Chase H&Q used published Wall Street estimates of fiscal year 2001 and 2002 financial performance of 4Front. Because 4Front's fiscal year ends on January 31, Chase H&Q in its analyses used these estimates of fiscal year 2001 and 2002 financial performance as estimates of 4Front's calendar year 2000 and 2001 financial performance, respectively. Chase H&Q also made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of 4Front, NCR or Chase H&Q. The analyses performed by Chase H&Q and summarized below are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of 4Front, NCR or their respective advisors, neither 4Front, Chase H&Q nor any other person assumes responsibility if future results or actual values are materially different from the results of analyses based on forecasts or assumptions. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be acquired or bought or sold.

    Chase H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion. Although subsequent developments may affect its opinion, Chase H&Q has assumed no obligation to update, revise or reaffirm it. Chase H&Q expressed no opinion as to the price at which 4Front common stock will trade. In rendering its opinion, Chase H&Q assumed that the executed version of the Merger Agreement would not differ in any material respect from the drafts that Chase H&Q reviewed and that the proposed merger would be consummated substantially on the terms discussed in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. The summary of Chase H&Q's analyses set forth below summarizes the material analyses presented to the 4Front board but is not a complete description of the presentation by Chase H&Q to the 4Front board or the analysis performed by Chase H&Q in connection with preparing its opinion. In arriving at its opinion, Chase H&Q did not attribute any particular weight to any analyses or factors considered by it, but rather made subjective, qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Chase H&Q presentation to the 4Front board of directors and Chase H&Q's opinion.

    The terms of the proposed merger were determined through negotiations between 4Front and NCR and were approved by the 4Front board. Although Chase H&Q provided advice to 4Front during the course of these negotiations, the decision to enter into the Merger Agreement was solely that of the 4Front board. As described above, the opinion of Chase H&Q and its presentation to the 4Front board were only one of a number of factors taken into consideration by the 4Front board in making its determination to approve the proposed merger.

    The following is a brief summary of the material financial analyses performed by Chase H&Q in connection with providing its opinion to the 4Front board on August 2, 2000.

VALUATION ANALYSIS OF 4FRONT

    ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES. This analysis reviews a business' operating performance and outlook relative to a group of peer companies to determine an implied value. Using published Wall Street estimates, Chase H&Q compared, among other things, the equity values and projected revenues and earnings per share for calendar years 2000 and 2001 for 4Front to corresponding measures for certain publicly traded information technology services provider and outsourcing provider companies that Chase H&Q considered comparable to 4Front. Chase H&Q used multiples of enterprise value to revenues and per share price to earnings per share when making its comparisons. The companies that Chase H&Q considered comparable to 4Front were:

    - Cambridge Technology Partners

    - Complete Business Solutions

    - Ciber

    - iGate

    - Keane

    - Perot Systems

    - Syntel

    - Technology Solutions

    - Affiliated Computer Services

    - IMR Global

    - Modis Professional Services

    - RCM Technologies

    - Renaissance Worldwide

    Chase H&Q determined mean and median enterprise value to revenue and price to earnings multiples for these companies. Applying such multiples for the comparable companies to projected calendar year 2000 and 2001 revenues and earnings per share of 4Front resulted in a range of implied equity value per share of 4Front of $10.50 to $16.25. Chase H&Q observed that the consideration of $18.50 per share of 4Front proposed to be paid in the merger exceeded the implied range.

    Chase H&Q also determined the mean control premium paid in certain selected merger and acquisition transactions involving companies in the information technology services industry. Applying such premium to the range of implied equity value per share of 4Front determined above resulted in a range of implied equity value per share of 4Front of $14.00 to $21.75. Chase H&Q observed that the consideration of $18.50 per share of 4Front proposed to be paid in the merger was within the implied range.

    ANALYSIS OF SELECTED M&A TRANSACTIONS. This analysis provides a valuation range based on financial information of selected public companies which have been recently acquired and are in similar industries as the business being evaluated. Using published Wall Street estimates, Chase H&Q compared the proposed merger with nine selected mergers and acquisitions transactions involving companies in the information technology services industry. The acquirors and targets in the transactions that Chase H&Q deemed comparable to the proposed merger were:

    - Computer Sciences Corp. / Policy Management Systems

    - PSINet / Metamor Worldwide Inc.

    - AT&T Corp. / GRC International Inc.

    - Computer Sciences Corp. / Nichols Research Corp.

    - Compuware / Data Processing Resources

    - Getronics NV / Wang Laboratories Inc.

    - Anteon Corp. / Analysis & Technology Inc.

    - Computer Associates International / Computer Management Sciences

    - Metamor Worldwide Inc. / SPR Inc.

    In examining these transactions, Chase H&Q analyzed, among other things, the multiples of implied enterprise values of the target in the transactions to
(1) revenues of the target for the last four fiscal quarters preceding the public announcement of the transaction and (2) projected revenues of the target for the calendar year in which the transaction was publicly announced, if the transaction had been announced on or prior to September 30, or for the calendar year following the public announcement of the transaction, if the transaction had been announced after September 30, and the multiple of the offer price per share to projected earnings per share for the target for the calendar year in which the transaction was publicly announced, if the transaction had been announced on or prior to September 30, or for the calendar year following the public announcement of the transaction, if the transaction had been announced after September 30. All multiples for the selected transactions were based on public information available at the time of public announcement, and Chase H&Q's analysis did not take into account different market and other conditions during the two-year period during which the selected transactions occurred. Applying the means (excluding highest and lowest) and medians of the foregoing sets of multiples to 4Front's revenues for the last four fiscal quarters, projected calendar year 2000 revenues and projected calendar year 2000 earnings per share, based on published Wall Street estimates, resulted in a range of implied equity value per share of 4Front of $14.50 to $22.50. Chase H&Q observed that the consideration of $18.50 per share of 4Front proposed to be paid in the merger was within the implied range.

    PREMIUM ANALYSIS. Chase H&Q compared the implied premium as of August 1, 2000 of the consideration to be paid in the proposed merger to the implied premiums paid in the comparable public company transactions listed above. Applying the mean (excluding highest and lowest) and median premiums paid to the price of 4Front common stock on the trading day prior to August 1, 2000 and the twenty trading days prior to August 1, 2000 resulted in a range of equity values per share of 4Front of $16.50 to $17.75. Chase H&Q observed that the consideration of $18.50 per share of 4Front proposed to be paid in the merger exceeded the implied range.

    DISCOUNTED REVENUE ANALYSIS. Chase H&Q performed a discounted revenue analysis based on published Wall Street estimates of 4Front's revenues for calendar year 2001. Chase H&Q extrapolated a range of calendar year 2002 revenues assuming a range of revenue growth rates, applied a range of enterprise value to revenue multiples to such revenues, and then discounted such revenues based on a range of discount rates. The foregoing analysis resulted in a blended range of equity value per share of 4Front of $11.00 to $18.00. Chase H&Q observed that the consideration of $18.50 per share of 4Front proposed to be paid in the merger exceeded the implied range.

    Chase H&Q also observed that no company or transaction used in the above analyses is identical to 4Front or the proposed merger, and the reasons for and circumstances surrounding each of the analyzed transactions are inherently different. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex, qualitative considerations and judgments, reflected in Chase H&Q's opinion, concerning differences in the financial and operating characteristics of the compared companies, the characteristics of the selected transactions and other factors that could affect the public trading values of the comparable companies and 4Front.

    The foregoing description of Chase H&Q's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex C to this proxy statement.

    Chase H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Chase H&Q has previously provided investment banking and other financial advisory services to 4Front, including as lead manager in 4Front's follow-on offering in July 1998, and has received fees for rendering these services. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly traded securities of 4Front and receives customary compensation in connection therewith and has provided research coverage of 4Front in the past. In the ordinary course of business, Chase H&Q may actively trade in the equity and derivative securities of 4Front and NCRfor its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future provide investment banking or other financial advisory services to 4Front or NCR.

    Pursuant to an engagement letter with Chase H&Q, we have agreed to pay Chase H&Q a customary fee in connection with the financial advisory services provided by Chase H&Q and the delivery of the fairness opinion. We also agreed to reimburse Chase H&Q for its reasonable out-of-pocket expenses and to indemnify Chase H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Chase H&Q's engagement as financial advisor.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the 4Front board for approval of the merger, 4Front stockholders should be aware that certain members of 4Front's management and of the 4Front board have interests in the merger that are in addition to the interests of the 4Front stockholders generally.

    EMPLOYMENT AGREEMENTS

    Certain of our executive officers and directors have entered into employment agreements with us which could result in their receiving certain severance benefits following a change of control if their employment is terminated by us without good cause or by them. These arrangements are described under "Executive Compensation--Employment Arrangements." The Merger Agreement requires Anil Doshi, our chairman and chief executive officer, and Mark Ellis, our vice chairman and president to resign upon consummation of the merger. In connection with their resignations, they will receive a lump sum payment of L517,500 ($828,000) and L439,125 ($702,600), respectively, and continuation of their benefits for one year. Terence Burt, our Vice President and Chief Operating Officer, will enter into a new three-year employment agreement with NCR that provides for an annual base salary of L154,219 ($246,750) per year with a bonus of between 40% and 80% of his base salary, depending on his performance under the agreement.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The Merger Agreement provides that, after the closing of the merger, NCR will assume all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger in favor of any of our officers and directors and all of our indemnification agreements or arrangements in favor of such persons, and that such arrangements shall survive the merger for a period of six years. In addition, NCR has agreed that for six years after the closing of the merger, it will maintain in effect our current directors' and officers' liability insurance coverage on terms and in amounts no less favorable than prior to the merger.

    STOCK OPTIONS

    Each option holder or warrant holder of 4Front will receive the difference between $18.50 per share and the exercise price per share set forth in its option agreement or warrant, multiplied by the number of shares of 4Front common stock for which such option or warrant were exercisable. Accordingly, substantially all stock options and warrants owned by our directors and executive officers shall, upon the closing of the merger, become, in effect, immediately fully vested and option holders and warrant holders will be entitled to receive cash as if they owned all of the shares of 4Front common stock underlying the options and warrants immediately prior to the closing.

    As a result of the transaction with NCR, our directors and executive officers, as a group, will receive $5,391,021.83 for their stock options and warrants. Of this amount, Mr. Ross, a director, will receive $187,220, Mr. Kleinman, a director, will receive $225,845, Mr. Murray, a director, will receive $314,720, Mr. McDonnell, our CFO, will receive $387,036.83, Mr. Burt, our COO, will receive $1,411,000, Mr. Ellis, our President, will receive $1,342,500 and Mr. Doshi, our Chairman, will receive $1,522,700.

FEDERAL INCOME TAX CONSEQUENCES TO U.S. STOCKHOLDERS

    The following discussion describes material United States federal income tax consequences of the merger to U.S. Stockholders (as defined below). The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. As used herein, the term "U.S. Stockholder" means a beneficial owner of 4Front common stock that is for United States federal income tax purposes:

    - A citizen or individual resident of the United States;

    - A corporation created or organized in or under the laws of the United States or of any political subdivisions thereof;

    - An estate the income of which is subject to United States federal income taxation regardless of its source; or

    - A trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

    The receipt of cash in exchange for shares of 4Front common stock pursuant to the merger will be a taxable transaction for federal income tax purposes and also may be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences may vary depending upon, among other things, your particular circumstances. In general, you will recognize a gain or a loss for federal income tax purposes equal to the difference between the adjusted tax basis of your 4Front common stock and the amount of cash received in exchange for your 4Front common stock in the merger. Such gain or loss generally will be (a) calculated separately for each block of shares (I.E., shares acquired at the same cost in a single transaction) sold pursuant to the merger, (b) a capital gain or loss if the 4Front common stock is a capital asset of yours and (c) a long-term gain or loss if the holding period for your 4Front common stock is more than one year at the effective time of the merger.

    Your receipt of cash pursuant to the merger may be subject to backup withholding at the rate of 31% unless you provide a certified taxpayer identification number on Form W-9 and you otherwise comply with the backup withholding rules or demonstrate an exemption from backup withholding.

Backup withholding is not an additional tax; any amounts withheld may be credited against your federal income tax liability subject to the withholding.

    The foregoing discussion does not address all aspects of federal income taxation that may be relevant to you and may not apply to you if you
(a) acquired your 4Front common stock pursuant to the exercise of employee stock options or other compensation arrangements with 4Front, (b) are not a U.S. Stockholder, (c) exercise your dissenters' rights under Delaware law or (d) are subject to special tax treatment under the Internal Revenue Code (such as if you are a dealer in securities, a tax-exempt entity, an insurance company, another financial institution, or a regulated investment company or you hold your shares as part of a hedge, straddle, conversion or other special transaction).

    This tax discussion is for your general information only. Due to the individual nature of tax consequences, you are strongly urged to consult with your tax advisor as to the specific tax consequences of the merger to you, including the effects of applicable state, local or foreign income or other tax laws or federal tax laws other than those pertaining to income tax.

REGULATORY MATTERS

    We must comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until (1) certain information has been furnished to the United States Antitrust Division of the Department of Justice and to the United States Federal Trade Commission and (2) certain waiting periods have been terminated or have expired. NCR and 4Front filed Notification and Report Forms with the Antitrust Division and the Federal Trade Commission on August 30, 2000. The waiting period under the HSR Act was terminated on
            , 2000.

    Despite the expiration of the Hart-Scott-Rodino waiting period, the Antitrust Division, the Federal Trade Commission or any state may still challenge the merger on antitrust grounds. Any time before or after the effective time of the merger, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. In addition, certain other persons, including private parties, could take action under the antitrust laws and could seek to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of 4Front or one or more of its businesses as a result of the merger.

    In addition to making filings under the HSR Act, we must comply with the rules and regulations of the European Community and Japan. We must file pre-merger notification and report forms required under European Community Merger Regulation ("EC Merger Regulation"). During a period of approximately
30 days after the filing the European Commission will review our notification filing and will contact competitors and customers who may file objections to the merger. If the European Commission finds that the merger does not have an anti-competitive effect, our filing will be cleared (usually at the end of the 30 day period). It the European Commission has serious competition law concerns about the merger, it will conduct an in-depth investigation of up to four months into the effects of the merger on competition in the European Community and the European Economic area. A hearing will take place if the review proceeds to this level. We will be required to respond to any requests for additional information made by any Governmental Entity pursuant to EC Merger Regulation. Filings have been made under EC Merger Regulation. A filing will be made with Japan after the transaction closes.

EFFECT ON EMPLOYEE EQUITY PLANS

    STOCK OPTION PLANS. Under the terms of the Merger Agreement, each option holder or warrant holder will receive the difference between $18.50 per share and the exercise price per share set forth in his or her option agreement or warrant, multiplied by the number of shares of common stock for which such option or warrant were exercisable.

    As of July 31, 2000, options to acquire 1,449,899 shares of 4Front common stock were outstanding under the Plan and warrants to purchase 267,833 shares of 4Front common stock were outstanding.

DISSENTERS' APPRAISAL RIGHTS

    You have the right to dissent from the merger and to demand and obtain cash payment of the appraised value of your shares of 4Front common stock under the circumstances described below. The appraised value that you obtain for your shares by dissenting will be determined by a court and may be less than, equal to or greater than $18.50 per share provided for in the Merger Agreement. If you fail to comply precisely with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares.

    The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully and to consult an attorney. The text of Section 262 is attached to this proxy statement as Annex B, and we incorporate that text into this proxy statement by reference. Among other matters, you should be aware of the following:

    - to be entitled to dissent and seek appraisal, you must hold shares of 4Front common stock on the date you make the demand required under Delaware law, you must continuously hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262;

    - before the annual meeting, you must deliver a written notice that states your identity and your intent to demand appraisal to 4Front Technologies, Inc., 6300 South Syracuse Way, Suite 293, Englewood, Colorado 80111, Attention: Secretary (you should be aware that simply voting against the merger or not voting is not a demand for appraisal rights);

    - within ten days after the effective time of the merger, the surviving corporation will notify all of the dissenting 4Front stockholders who have complied with Section 262 and who have not voted in favor of the merger;

    - within 120 days after the effective time of the merger, the surviving corporation, you or any other stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders; if a petition is not filed within this time period, dissenting stockholders will lose their right to an appraisal and will be entitled to receive only $18.50 per share;

    - the Court of Chancery will determine which dissenting stockholders complied with the requirements of Section 262 and are entitled to appraisal rights;

    - the Court of Chancery will then appraise the shares, determining their fair value exclusive of any value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value; the Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate (if any);

    - the Court of Chancery will then direct the surviving corporation to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to the surviving corporation;

    - the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner that the court believes to be equitable;

    - the court may require, upon a dissenting stockholder's request, that all or a portion of the expenses incurred by that stockholder in connection with the appraisal, including attorney's and expert's fees, be borne pro rata by all of the dissenting stockholders;

    - if you dissent from the merger, you will not be entitled to vote your shares of 4Front common stock for any purpose or to receive dividends or other distributions (other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger) after the effective time of the merger; and

    - you may withdraw your demand for appraisal and accept $18.50 per share provided for in the Merger Agreement at any time within 60 days after the effective date of the merger or after that date with the surviving corporation's consent.

MERGER EXPENSES AND FEES AND OTHER COSTS

    Each of NCR and 4Front will pay its own expenses in connection with the merger except for certain fees payable if the Merger Agreement is terminated prior to the closing of the merger. All cost incurred in connection with filings under the Hart-Scott-Rodino Act, EC Merger Regulation and Japan Merger Regulation, and all costs of filing, printing and mailing this proxy statement will be borne equally by us and by NCR.

                              THE MERGER AGREEMENT

    WE HAVE SUMMARIZED THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT BELOW. A COPY OF THE MERGER AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY BEFORE DECIDING HOW TO VOTE YOUR SHARES.

THE MERGER

    In the Merger Agreement, we have agreed that, if the Merger Agreement is approved by the 4Front stockholders and the other conditions to the merger are satisfied or waived, a subsidiary of NCR will be merged with and into 4Front, with 4Front surviving the merger as a direct, wholly-owned subsidiary of NCR. When we refer to the "surviving corporation" in this proxy statement, we mean 4Front as it will exist after the merger. After the merger, all of 4Front's and the subsidiary's rights, privileges, powers and franchises, and all of their restrictions, disabilities and duties, will be those of the surviving corporation. 4Front common stock, all of which will be owned directly or indirectly by NCR, will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934 and will no longer be publicly traded.

EFFECTIVE TIME OF THE MERGER

    The merger will occur at the time we file a certificate of merger with the Secretary of State of the State of Delaware, unless we and NCR agree to specify in the certificate of merger that the merger will occur at some other time. The certificate of merger will be filed on the closing date of the merger, which will occur as promptly as practicable after the Merger Agreement has been approved by the 4Front stockholders and the other conditions to the merger have been satisfied or waived, unless we agree with NCR to complete the transaction on another date. When we refer to the "effective time" of the merger in this proxy statement, we mean the date and time when the Merger becomes effective, as described in this paragraph.

MERGER CONSIDERATION

    4FRONT COMMON STOCK. At the effective time of the merger, each issued and outstanding share of 4Front common stock will be converted into the right to receive $18.50 in cash, without interest.

    Some shares of 4Front common stock will not be converted in the merger. These shares include shares held by 4Front in its treasury, which will be canceled at the effective time of the merger without any payment. In addition, shares owned by 4Front stockholders who have demanded appraisal rights in compliance with Delaware law will not be converted in the merger. See "The Merger--Dissenters' Appraisal Rights" above.

    4FRONT STOCK OPTIONS. At the effective time of the merger, all outstanding options to purchase shares of 4Front common stock will be canceled. Each holder of an option, regardless of whether the option is fully vested or exercisable, will be entitled to receive cash in the amount of (1) $18.50 minus the per share exercise price of the option multiplied by (2) the number of shares subject to the option immediately prior to the effective time.

    4FRONT WARRANTS. At the effective time of the merger, all outstanding warrants or similar rights to purchase or acquire shares of 4Front common stock will be converted into the right to receive cash in the amount of (1) $18.50 minus the per share exercise price of the warrant multiplied by (2) the number of shares subject to the warrant immediately prior to the effective time.

    4FRONT STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

PAYMENT FOR SHARES

    HOW TO RECEIVE PAYMENT. Prior to the effective time of the merger, NCR will appoint a bank or trust company located in the United States and reasonably satisfactory to us to be the paying agent. Promptly after the effective time of the merger, the surviving corporation will mail a letter of transmittal and other instructional materials to you and the other 4Front stockholders. The letter of transmittal and other materials will tell you how to surrender your 4Front common stock certificates in exchange for the $18.50 Per Share Amount. You will not be entitled to receive the cash consideration until you send your 4Front common stock certificates to the paying agent, along with a properly completed and signed letter of transmittal. NCR has agreed to provide the paying agent with the cash necessary to pay the Per Share Amount to each holder of 4Front common stock.

    YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU SHOULD ALSO NOT SEND YOUR STOCK CERTIFICATES TO US OR TO NCR. PLEASE KEEP YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE PAYING AGENT AFTER THE EFFECTIVE TIME OF THE MERGER, AND FOLLOW THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

    TRANSFER OF SHARES. If your shares are held in a name other than the name registered in our transfer records, you will have to provide the paying agent with evidence that the shares have been transferred and that any applicable transfer taxes have been paid.

    Our transfer records will close, and we will not register transfers of shares of 4Front common stock on our books, after the effective time of the merger. If shares are presented for transfer after that time, they will be surrendered and canceled, and the Per Share Amount will be paid to the person who is registered as the holder of the shares on our books.

    LOST, STOLEN OR DESTROYED CERTIFICATES. If you have lost a certificate, or if your certificate has been stolen or destroyed, in order to receive the cash merger consideration you will have to sign an affidavit stating that your certificate was lost, stolen or destroyed. In addition, if the surviving corporation requires, you may have to post a bond indemnifying the surviving corporation against any claims made against it with respect to the lost, stolen or destroyed certificate.

    TAX WITHHOLDING. The surviving corporation will deduct and withhold from the cash merger consideration any amounts that it is required to deduct and withhold under applicable tax law. All amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the applicable 4Front stockholder.

    UNCLAIMED CASH MERGER CONSIDERATION. Six months after the closing date of the merger, the paying agent will deliver to the surviving corporation any amount of the cash merger consideration that has not been paid to the former stockholders of 4Front. After that time, the former stockholders of 4Front will have to surrender their certificates to the surviving corporation to receive the cash merger consideration. Any such stockholder will be deemed a general creditor of the surviving corporation for such purpose. Any amount of the cash merger consideration that has not been claimed by the former stockholders of 4Front two years after the closing date of the merger, or immediately prior to the time when it would become the property of any governmental entity, shall, to the extent permitted by applicable law, become the property of the surviving corporation. Neither NCR, the surviving corporation nor the paying agent will be liable to any former 4Front stockholder for any amount of the cash merger consideration properly delivered to a public official under any abandoned property, escheat or similar law.

REPRESENTATIONS AND WARRANTIES

    We have made customary representations and warranties to NCR in the Merger Agreement relating to, among other things:

    - our organization, the organization of our subsidiaries and similar corporate matters;

    - our capital structure;

    - the authorization, execution and delivery and performance of the merger agreement and the other transaction agreements;

    - the absence of conflicts, violations or defaults under our organizational documents or conflicts with or violations of any laws as a result of executing the Merger Agreement;

    - governmental consents and filings;

    - financial statements;

    - the absence of conflicts with other documents, agreements and instruments of which we are a party;

    - the absence of material untrue statements or material omissions from our publicly filed documents and other information supplied to NCR;

    - compliance with regulatory requirements and licenses in the conduct of our business;

    - compliance with governmental regulations concerning employee benefit plans and labor matters;

    - our right of to own or license intellectual property rights, such as copyrights, patents and trademarks used in the conduct of our business;

    - the absence of undisclosed liabilities and material adverse events;

    - transactions with affiliates;

    - the filing of tax returns and the payment of taxes;

    - our material agreements and commitments;

    - pending and threatened litigation;

    - unlawful payments; and

    - the steps required to approve the Merger Agreement and the merger.

    We have made certain additional representations and warranties regarding our title to properties, compliance with other laws and regulations. Also, we have represented and warranted that we have received a fairness opinion of our financial advisor.

    NCR and Merger Sub have made customary representations and warranties to 4Front in the Merger Agreement relating to, among other things:

    - their organization, the organization of their subsidiaries and similar corporate matters;

    - their authorization, execution and delivery and performance of the merger agreement and the other transaction agreements;

    - the absence of conflicts, violations or defaults under their respective organizational documents of conflicts with or violations of any laws as a result of executing the Merger Agreement;

    - the ability of NCR to pay the aggregate consideration for the merger;

    - the absence of a broker or finder in connection with the merger;

    - the absence of conflicts with other documents, agreements and instruments of which either of they are a party;

    - pending and threatened litigation relating to the merger; and

    - governmental consents and filings.

CERTAIN COVENANTS

    INTERIM OPERATIONS OF 4FRONT

    From the date of the Merger Agreement until the closing, we and our subsidiaries have agreed to carry on our businesses in the usual course of their business and consistent with past practice. We have each also agreed to use all reasonable efforts consistent with past practices and policies to:

    - preserve our present business organizations;

    - preserve all of our licenses;

    - keep available the services of our present officers and key employees;

    - preserve our relationships and goodwill with customers, suppliers and others having business dealings with us; and

    - confer on a regular and frequent basis with NCR and report on our operational matters and provide NCR with all filings with any entity with respect to the merger.

    During the period before the closing, we also agreed that we will not do or agree to do any of the following:

    - terminate or materially amend any contract or agreement, or otherwise terminate or modify a business relationship with any of our major customers;

    - make any amendments or changes to our charter or issue, sell or deliver any of our securities or grant any options or warrants for the purchase of our capital stock, except for the grant of 20,000 options under our stock option plan;

    - declare or pay any dividends on or make any distributions with respect to our capital stock or split, combine or reclassify any of our capital stock;

    - incur any new indebtedness in excess of $250,000 (other than under a bank clearing credit facility with our bank) or secure any unsecured indebtedness;

    - acquire another business;

    - sell, lease, license, mortgage or dispose of, or otherwise encumber, any material assets except in the ordinary course of its business and except in accordance with a proposed asset sale of one of our subsidiaries to a third party;

    - increase the compensation payable to our officers or employees, grant additional severance or termination pay, enter into any collective bargaining agreement, adopt any bonus or benefit plan for the benefit of its employees except for regular salary increases consistent with past practice;

    - initiate or settle any material litigation or arbitration proceeding;

    - enter into any agreement that would, after the closing of the merger, purport to bind NCR or any of its subsidiaries other than the surviving corporation; or

    - make any cash disbursement exceeding $250,000 except as is consistent with our current budget.

OTHER AGREEMENTS

    We have agreed to cause a meeting of the 4Front stockholders to be held as promptly as practical after the signing of the Merger Agreement. The 4Front board has agreed to recommend approval of the Merger Agreement by its stockholders and to take all reasonable and lawful action to solicit and obtain such approval.

    The Merger Agreement contains mutual covenants of the parties, including covenants relating to preparation and filing of all required documents with the proper governmental agencies, maintaining the confidentiality of all information disclosed to each other in connection with the merger, using all reasonable efforts to obtain all necessary consents, approvals or waivers, as applicable, of third parties or governmental agencies to the merger.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER

    Various conditions must be satisfied before we and NCR complete the merger. Some of these conditions apply to both us and NCR, which means that, if the conditions are not met, neither we nor NCR will have an obligation to complete the merger. Other conditions apply only to NCR, which means that, if the conditions are not met, we will have an obligation to complete the merger but NCR will not.

    CONDITIONS THAT APPLY TO BOTH US AND NCR. Neither we nor NCR will have an obligation to complete the merger unless the following conditions are satisfied:

    - the Merger Agreement and the merger must be approved by the 4Front stockholders;

    - the expiration of the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated and all other necessary governmental approvals shall have been obtained, including the required approvals of the European Commission or Government of Japan pursuant to EC Merger Regulation and Japan Merger Regulation;

    - no judgment, injunction, order or decree and no provision of any law or regulation prohibits the completion of the merger;

    - all actions by or filings with any governmental body necessary to permit completion of the merger have been taken or made; and

    - Anil Doshi and Mark Ellis shall have resigned from 4Front.

    CONDITIONS THAT APPLY ONLY TO NCR. NCR will not have an obligation to complete the merger unless the following additional conditions are also satisfied:

    - we have performed in all material respects the obligations required to be performed before the effective time of the merger and complied in all material respects with the covenants and agreements contained in the Merger Agreement;

    - no material adverse effect on us shall have occurred;

    - our representations and warranties in the Merger Agreement shall be true and correct in all material respects (in all respects, if the representation and warranty is qualified by materiality) as of the closing date of the merger;

    - NCR shall have received two letters from KPMG, our independent auditors, one on the date this proxy statement was first filed with the SEC and the second on the closing date of the merger, indicating it has reviewed our interim financial statements and that nothing has come to its attention that would indicate that the interim financial statements are in compliance with

      GAAP or that our accounting treatment was not appropriate or did not fairly represent our financial condition Front;

    - NCR shall have received a closing opinion from our U.K. legal counsel; and

    - the number of shares represented by dissenting stockholders shall not exceed 5% of our total outstanding shares of common stock.

    BECAUSE OF THESE CONDITIONS, EVEN IF THE 4FRONT STOCKHOLDERS APPROVE THE MERGER, THE MERGER MAY NOT OCCUR.

AMENDMENTS AND WAIVERS

    The Merger Agreement may be amended by a written amendment executed by us, NCR and NCR's wholly-owned subsidiary. After the 4Front stockholders have approved the merger, no party to the Merger Agreement may amend the Merger Agreement in a way which would require stockholder approval without getting such approval.

NO SOLICITATION; ALTERNATIVE ACQUISITION PROPOSALS

    In the Merger Agreement we agreed with NCR that we would not, and would not authorize or permit our officers, directors, agents, representatives, advisors or subsidiaries to:

    - solicit or initiate the submission of proposals or offers relating to any alternative proposal by a third party for the acquisition of 4Front;

    - cooperate with, or furnish or cause to be furnished any non-public information concerning our business, properties, or assets or those of any of our subsidiaries in connection with any alternative proposal;

    - negotiate with anybody with respect to any alternative proposal;

    - approve, recommend or permit 4Front or any of its subsidiaries to enter into an agreement or understanding with any other party relating to any alternative proposal; or

    - vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the above.

    However, the Merger Agreement does not prohibit 4Front or the 4Front board, to the extent the 4Front board determines in its good faith judgment, with advice of outside counsel, that the failure to take such action with respect to an alternative proposal that was not solicited by 4Front as described above would be inconsistent with its fiduciary duties to the 4Front stockholders, from providing information to, participating in discussions or negotiating with any third party that delivers an alternative proposal that was not solicited in violation of the actions set forth above subject to, and provided that, we shall comply with all of the following:

    - In the event that 4Front board decides to entertain an alternative proposal by taking any of the actions referred to above, we must immediately orally notify NCR to such effect, and give to NCR written notice of the alternative proposal; and

    - Prior to the expiration of ten business days following delivery of the notice of the alternative proposal to NCR, we must either (A) cease to entertain the alternative proposal, discontinuing discussions with respect thereto, and notify NCR to that effect, or (B) notify NCR that the 4Front board has determined that the alternative proposal is superior to the merger terms offered by NCR and deliver to NCR the terms and conditions of that superior proposal; and

    - Within five business days following NCR's receipt of a notice of the superior proposal, NCR has the right to either (A) propose terms alternative to the superior proposal, which the 4Front board shall then consider in accordance with their fiduciary duties, and advise NCR of 4Front's acceptance or rejection of that proposal within five business days, (B) terminate the Merger Agreement without any further obligation to 4Front, or (C) notify 4Front that NCR elects neither
      (A) nor (B).

    In the case of any alternative proposal, 4Front and NCR agreed to consult in good faith regarding the merits of any alternative proposal. We also agreed not to make available any information to any party involving an alternative proposal that has not previously been made available or is not concurrently made available to NCR.

    We are permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal as long as we pay NCR a fee of approximately $6.9 million, plus NCR's expenses up to $1.0 million, as more fully described below under "Termination of the Merger Agreement." A superior proposal means a proposal to acquire more than two-thirds of our stock, or substantially all of our assets, on terms that we determine are more favorable to our stockholders than the merger and for which financing to the extent required, is fully committed or available.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the effective time, whether before or after the approval of the 4Front stockholders, by:

    - mutual consent of 4Front and NCR;

    - either us or NCR if:

       - the merger has not been completed by the earlier of March 31, 2000 or 20 days after all of the conditions to closing have been met, except that no party may terminate the Merger Agreement if the merger has not been completed because such party is in breach of the agreement;

       - a court or a governmental entity has taken final action to restrain or prohibit the merger, except that no party may terminate the Merger Agreement if the merger has not been completed because such party has not made reasonable efforts to complete the merger; or

       - the 4Front stockholders do not approve the Merger Agreement.

    - by NCR if:

       - the 4Front board withdraws or modifies its recommendation of the Merger Agreement or the merger;

       - we fail for any reason to call and hold the stockholders' meeting within a reasonable time after the signing of the Merger Agreement;

       - after five days following our filing with the SEC of our quarterly report on Form 10-Q for our second quarter ended July 31, 2000 if our consolidated sales and revenues for our second quarter do not exceed the consolidated sales and revenues of the first quarter of this fiscal year; or

       - we have materially breached or failed to perform any of our representations, warranties, covenants or other agreements contained in the Merger Agreement.

    - by us if:

       - the 4Front board of directors withdraws or modifies its recommendation of the merger because it has accepted a competing transaction that it determines is superior to NCR's proposal. In this event, we must pay NCR's expenses relating to the transaction and the termination fee under the Merger Agreement; or

       - NCR or its subsidiary have materially breached or failed to perform any of our representations, warranties, covenants or other agreements contained in the Merger Agreement.

    If the Merger Agreement is validly terminated, the Merger Agreement becomes void. The only provisions which survive are those relating to confidentiality and payment of expenses. Neither we nor NCR shall have any liability to the other unless NCR or we are in willful breach of the agreement.

TERMINATION FEES AND EXPENSES

    PAYMENT OF EXPENSES OF THE MERGER GENERALLY

    In general, we and NCR will each pay our own fees and expenses incurred in connection with the merger. All cost incurred in connection with filings under the Hart-Scott-Rodino Act, European Community Merger Regulations and Japan Merger Regulations, and all costs of filing, printing and mailing this proxy statement will be borne equally by us and by NCR.

    WHEN 4FRONT MUST PAY NCR'S EXPENSES AND A TERMINATION FEE

    We will pay NCR all of NCR's out-of-pocket fees and expenses actually incurred or accrued by NCR in connection with the Merger Agreement, up to $1.0 million, and a termination fee of approximately $6.9 million if:

    - we do not recommend the merger to our stockholders, or we withdraw our recommendation, or we fail for any reason to call and hold the stockholders' meeting within a reasonable time after the signing of the Merger Agreement;

    - we have willfully breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement; or

    - an alternative proposal is made before the Merger Agreement is terminated and we consummate a transaction constituting such alternative proposal within 12 months of our termination of the Merger Agreement or we take any action to facilitate such proposal.

    As an additional condition to the Merger Agreement, we have granted NCR an option to purchase 19.9% of the total outstanding shares of 4Front common stock as of July 31, 2000, or 2,554,289 shares, subject to adjustment, at a price per share equal to $18.50. This option does not become exercisable by NCR until it has an unconditional right to the termination fee described above. The right of NCR to exercise the option terminates on the earliest of (1) the closing date of the merger, (2) the date NCR terminates the option agreement, (3) 12 months after the date NCR first became entitled to the termination fee, as described above, or (4) in the event NCR is not entitled to receive the termination fee, the date of termination of the Merger Agreement. Under the terms of the option agreement, in no event can the sum of the termination fee and any profits of NCR with respect to this option exceed $6,902,000. Pursuant to the option agreement we granted registration rights to NCR for the shares of common stock it owns upon exercise of the option. In addition, if the fair market value of our common stock exceeds the Per Share amount during the exercise period of the option, we granted NCR the right to require us to repurchase the option, or any part thereof, at a purchase price equal to the difference between the fair market value per share and $18.50. As a result of the grant of the option, it is unlikely that we would be able to consummate an alternative transaction structured as a "Pooling of Interests" for accounting purposes.

VOTING AGREEMENTS

    Certain of our directors and officers, who together beneficially own 1,608,728 shares of outstanding 4Front common stock, or approximately 12.5% of the outstanding shares of 4Front common stock on the record date, have entered into a voting agreement with NCR. Under the voting agreement, the stockholders agreed to vote all shares of 4Front common stock owned or subsequently acquired by them in favor of the merger. The stockholders also agreed not to sell, assign, transfer or encumber the shares of 4Front common stock owned or subsequently acquired by them, except as permitted by the voting agreement and the Merger Agreement. The voting agreement will automatically terminate when the Merger Agreement terminates, including if the Merger Agreement is terminated in connection with our accepting another acquisition proposal as discussed above under "The Merger Agreement--Alternative Acquisition Proposals."

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1--APPROVAL OF THE MERGER AGREEMENT" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     PROPOSAL NO. 2--ELECTION OF DIRECTORS

    Six directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the 4Front board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The 4Front board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the 4Front board will occur.

    The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                              YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                            AGE      BECAME DIRECTOR             DURING THE PAST FIVE YEARS
-------                          --------   ---------------   ----------------------------------------------
Anil Doshi.....................     56           1993         Chairman of the Board of Directors, Chief
                                                              Executive Officer and a Director of the
                                                              Company since April 1993. Mr. Doshi co-founded
                                                              Communic8 Software (the Company's predecessor-
                                                              in-interest) in January 1990 and served as its
                                                              Chairman from April 1992 to March 1993.
                                                              Mr. Doshi is a Fellow of the Institute of
                                                              Chartered Accountants in England and Wales,
                                                              and he is also an Associate of the Institute
                                                              of Taxation. From 1988 until 1990, Mr. Doshi
                                                              was a consultant to and then Deputy Chairman
                                                              of PPI Enterprises, Inc., a New York based
                                                              holding company ("PPI").

Mark Ellis.....................     46           1993         Vice Chairman of the Board of Directors since
                                                              April 1998 and President and a Director of the
                                                              Company since April 1993. Mr. Ellis co-founded
                                                              Communic8 Software and served as a director
                                                              from January 1992 until March 1993. From 1988
                                                              to January 1991, Mr. Ellis served as the
                                                              President of PPI. As President of PPI, he
                                                              managed that company's American expansion
                                                              program and negotiated a number of
                                                              acquisitions in the U.S., including the $875
                                                              million acquisition of Del Monte Tropical
                                                              Fruit from RJR Nabisco. Mr. Ellis attended St.
                                                              John's College at Cambridge University in
                                                              England and received a B.A. in Law in 1975, an
                                                              L.L.B. in 1976 and an M.A. in Law in 1978.

                                              YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                            AGE      BECAME DIRECTOR             DURING THE PAST FIVE YEARS
-------                          --------   ---------------   ----------------------------------------------
Terence Burt...................     44           1997         Vice President and Chief Operating Officer
                                                              since April 1998 and a Director of the Company
                                                              since April 1997. He co-founded K2 Group Plc
                                                              (now 4Front Group Plc) in 1988, and was
                                                              Managing Director of the Company's systems
                                                              integration division between 1990 and 1996. He
                                                              became Managing Director of the Company's
                                                              services division in 1996 and Managing
                                                              Director of 4Front Group in 1997. Mr. Burt
                                                              graduated from the University of Herfordshire
                                                              where he qualified as an Associate of the
                                                              Association of Cost and Management
                                                              Accountants.

Craig Kleinman.................     44           1993         Secretary and a Director of the Company since
                                                              April 1993. Mr. Kleinman had served as Chief
                                                              Financial Officer of the Company from April
                                                              1993 until April 1996. For more than five
                                                              years, Mr. Kleinman has been a stockholder in
                                                              the certified public accounting firm Kleinman,
                                                              Guerra & Company, P.C. Mr. Kleinman received a
                                                              B.S. degree in accounting from the University
                                                              of Colorado in 1978 and is a member of the
                                                              American Institute of Certified Public
                                                              Accountants.

Brian V. Murray................     52           1996         Director of the Company since April 1996.
                                                              Mr. Murray is President and Chief Executive
                                                              Officer of B.V. Murray & Co., an investment
                                                              banking firm, which he founded in July 1996.
                                                              Prior thereto, Mr. Murray held various
                                                              positions at Bear, Stearns & Co., Inc. from
                                                              1978 until July 1996, most recently as a
                                                              Senior Managing Director in the Emerging
                                                              Markets Group. Mr. Murray received a BS in
                                                              Economics from Villanova University in 1970
                                                              and an MBA with Honors from the University of
                                                              Chicago in 1975. Mr. Murray is a Chartered
                                                              Financial Analyst.

Arthur Keith Ross..............     48           1996         Director of the Company since February 1996.
                                                              Mr. Ross is currently a private investor and a
                                                              consultant to the London law firm, Denton Wild
                                                              Sapt. From 1986 to 1994, Mr. Ross was a
                                                              partner in the London law firm Clifford
                                                              Chance, which he joined in 1984. Mr. Ross
                                                              headed the Clifford Chance Southeast Asian
                                                              office in Singapore from 1988 to 1991.
                                                              Mr. Ross attended Christ's College at
                                                              Cambridge University in England and received a
                                                              BA in Law in 1973 and an MA in Law in 1976.

    All directors hold office until our next annual meeting of the stockholders and until their successors are elected and qualified.

    The 4Front board has an audit committee which is charged with reviewing our internal accounting procedures and consulting with and reviewing the selection of the our independent auditors. The audit committee currently consists of Messrs. Ross, Murray and Kleinman. The audit committee was formed in fiscal 1997 and the audit committee charter was adopted by the 4Front board in June 2000. During fiscal 2000, the audit committee met once. The board of directors also has a compensation committee charged with recommending to the board the compensation for its executives and administering our stock option plans. The compensation committee is currently composed of Messrs. Doshi, Ellis, Murray, Ross and Kleinman. The compensation committee was formed in fiscal 1997. During fiscal 2000, the compensation committee met once. The 4Front board has also established an executive committee charged with exercising powers of the board of directors expressly delegated to it. The executive committee is currently composed of Messrs. Doshi and Ellis. During fiscal 2000, the executive committee did not meet. Each director attended all of the meetings of all committees of the board of directors on which he served.

    During the fiscal year ended January 31, 2000, the board of directors acted nine times by unanimous written consent in lieu of a meeting and met twice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of 4Front's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    Based upon on a review of the copies of such forms furnished to us and written representations from the its executive officers and directors, we believe that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Burt and Newell each reported a transaction late on Form 4.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2--ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the chairman of the board and chief executive officer and each of our four other most highly compensated executive officers for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                           ----------------------------
                                               ANNUAL COMPENSATION         SECURITIES
                                          ------------------------------   UNDERLYING         ALL
                                           FISCAL                            STOCK           OTHER
NAME AND PRINCIPAL POSITION               YEAR(1)     SALARY     BONUS      OPTIONS     COMPENSATION(2)
---------------------------               --------   --------   --------   ----------   ---------------
Anil Doshi..............................    2000     $284,766   $194,400      70,000        $70,821
Chairman of the Board                       1999      259,375    136,120     100,000         71,406
and Chief Executive Officer(3)              1998      205,375     90,365          --         65,857

Mark Ellis..............................    2000     $250,594   $145,800      60,000        $43,471
Vice Chairman of the Board                  1999      228,250    104,580      90,000         39,810
and President(3)                            1998      180,730     65,720          --         43,918

Terence Burt............................    2000     $217,810   $ 97,200      60,000        $31,776
Vice President and                          1999      191,816     76,360      80,000         27,836
Chief Operating Officer(3)                  1998      149,239     36,968      10,000         25,242

Kenneth Newell..........................    2000     $219,722   $ 72,900      40,000        $27,787
former Vice President                       1999      187,976     68,890      60,000         47,901
for Corporate Affairs                       1998      152,663     32,860          --         37,934

Stephen McDonnell.......................    2000     $ 98,415   $ 72,900      50,000        $17,022
Chief Financial Officer(3)                  1999       89,640     49,800      15,000         18,945
                                            1998       71,950     24,645      10,000         10,246

------------------------

(1) Represents the period beginning February 1 of the prior year and ending January 31 of the year indicated.

(2) Represents contributions made by 4Front to executive pension plans of $43,521, $21,212, $11,061, $8,424 and $5,030 for the year ended January 31,
    2000, for Messrs. Doshi, Ellis, Burt, Newell and McDonnell, respectively, the remainder being car allowances and insurance benefits.

(3) Messrs. Doshi, Ellis, Burt and McDonnell entered into new employment agreements with 4Front in June 2000, which provide for annual base salaries of L198,000 ($316,800), L174,000 ($278,400), L150,219 ($240,350) and L93,150
    ($149,040), respectively. See "--Employment Arrangements."

STOCK OPTIONS

    The following table sets forth certain summary information concerning individual grants of stock options made during the year ended January 31, 2000 to each of our executive officers named in the Summary Compensation Table.

                                       INDIVIDUAL GRANTS
                             --------------------------------------
                                             % OF
                                            TOTAL
                             NUMBER OF     OPTIONS
                             SECURITIES   GRANTED TO     EXERCISE
                             UNDERLYING   EMPLOYEES      OR BASE
                              OPTIONS     IN FISCAL       PRICE       EXPIRATION
NAME                          GRANTED      2000(1)     PER SHARE(2)    DATE(3)       5%(4)        10%(4)
----                         ----------   ----------   ------------   ----------   ----------   ----------
Anil J. Doshi..............    70,000        8.5%         $13.35        12/5/09    $1,088,500   $2,288,300
Mark Ellis.................    60,000        7.3%         $13.35        12/5/09       933,000    1,961,400
Terence W. Burt............    10,000        1.2%         $ 8.75        5/24/09       201,500      381,500
                               50,000        6.1%         $13.35        12/5/09       777,500    1,634,500
Kenneth J. Newell..........    40,000        4.9%         $13.35        12/5/09       622,000    1,342,000
Stephen McDonnell..........    10,000        1.2%         $ 8.75        5/24/09       201,500      381,500
                               40,000        4.9%         $13.35        12/5/09       622,000    1,342,000

------------------------

(1) Based on aggregate of 820,360 options which were granted during fiscal 2000.

(2) All options were granted at fair market value on the date of grant.

(3) All options have a fixed term of ten years and vest in full over 30 months from the date of grant, at a rate of 33 1/3% after six months, a further 33 1/3% after 18 months and the remainder at 30 months. These options will become fully vested upon completion of the merger.

(4) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only in the price of the 4Front's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. 4Front's common stock price, as reported by the Nasdaq National Market on January 31, 2000, was $17.75 per share.

    The following table sets forth at January 31, 2000 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table. During fiscal year ended January 31, 2000, Messrs. Doshi, Ellis, Burt and Newell exercised and retained 150,000, 150,000, 43,084 and 60,296, respectively, and Messrs. Burt, Newell and McDonnell exercised and sold 16,366, 22,904 and 12,500, respectively.

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                        OPTIONS AT YEAR END       OPTIONS AT YEAR END(1)
                                                    ---------------------------   ----------------------
NAME                                                EXERCISABLE   UNEXERCISABLE
----                                                -----------   -------------
Anil Doshi........................................    166,667        123,333             2,925,500
Mark Ellis........................................    163,334        106,666             2,760,250
Terence Burt......................................    148,050         90,000             2,421,338
Kenneth Newell....................................    132,634         66,666             2,044,575
Stephen McDonnell.................................     30,333         49,167               604,750

------------------------

(1) Computed based upon the difference between the stock option exercise price and the closing price of our Common Stock on January 31, 2000 ($17.75).

EMPLOYMENT ARRANGEMENTS

    We have entered into employment agreements with Messrs. Doshi and Ellis effective as of June 22, 2000. These agreements are terminable at any time after an initial term of three years on one year's notice. Under such agreements, Messrs. Doshi and Ellis are entitled to base annual salaries of L198,000 ($316,800) and L174,000 ($278,400), respectively, plus annual bonuses pursuant to our bonus and other incentive compensation plans. Prior to the execution of such employment agreements, Messrs. Doshi and Ellis had received annual salaries of L179,687 ($296,000) and L158,125 ($260,000), respectively, as compensation for services performed for us and our affiliates. In addition, the employment agreements provide for payments to Messrs. Doshi and Ellis in the event of a change in control. Pursuant to the transaction with NCR, Messrs. Doshi and Ellis will receive L517,500 ($828,000) and L439,125 ($702,600), respectively.

    Messrs. Newell and Burt entered into employment agreements with us at salaries as of February 1, 1999 of L136,562 ($225,000). Mr. McDonnell entered into an employment agreement with us on June 22, 2000 at a base salary of L93,150 ($149,040). Mr. Newell retired from 4Front on May 31, 2000 and
Mr. Burt's base annual salary was increased to L150,219 ($240,350) for the fiscal year 2001.

    No other executive officer is currently party to an employment agreement with us. As appropriate, other employment contracts may be entered into with other key executives.

STOCK OPTIONS AND BENEFIT PLANS

    We maintain contributory, non-defined pension plans for the benefit of Messrs. Doshi and Ellis to which it makes contributions of approximately $54,000 (L32,000) per annum. We also maintain contributory, non-defined pension plans for the benefit of Messrs. Newell and Burt to which we make contributions of approximately $15,000 (L9,000) per annum.

1996 EQUITY INCENTIVE PLAN

    In May 1996, we adopted the Plan, which, as amended, currently provides for the issuance of incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to purchase an aggregate of up to 1,100,000 shares of 4Front common stock. The Plan permits the granting of options to officers, employees, directors and consultants of 4Front. The Plan was approved by stockholders on February 5, 1997 and pursuant to the Plan a total of 247,000 options, exercisable between $3 3/8 and $5 3/4 per share, being at or above market value at time of grant, were granted to employees and to two directors. In November 1997, a total of 87,500 options, exercisable at $8.75, being at or above market value at the time of grant, were granted to employees. During 1998, the Board granted 40,000 options each to Messrs. Doshi, Ellis, Newell and Burt and 6,000 options each to Messrs. Kleinman, Ross and Murray, each at an exercise price of $8.75 per share, equal to the fair market value of the common stock on the date of grant. In October of 1998, the 4Front board also granted 60,000 options to Mr. Doshi, 50,000 to Mr. Ellis, 40,000 to Mr. Burt, 20,000 options to Mr. Newell and 6,000 options to each of Messrs. Kleinman, Ross and Murray, each at an exercise price of $5.625 per share, equal to the fair market value of the common stock on the date of grant. In October of 1998, the 4Front board also granted 60,000 options to Mr. Doshi, 50,000 to Mr. Ellis, 40,000 to Mr. Burt, 20,000 options to Mr. Newell, 10,000 options to
Mr. McDonnell and 6,000 options to each of Messrs. Kleinman, Ross and Murray, each at an exercise price of $5.625 per share, equal to the fair market value of the common stock on the date of grant. During 1999, the 4Front board also granted 60,000 options to Mr. Doshi, 50,000 options to Mr. Ellis, 40,000 options to Mr. Burt, 20,000 options to Mr. Newell, 15,000 options to Mr. McDonnell and 6,000 options each to Messrs. Kleinman, Ross and Murray, each at an exercise price of $5.625 per share, equal to the fair market value of the common stock on the date of grant. During fiscal 2000, the board granted 10,000 options to each of Messrs. Burt and

McDonnell at an exercise price of $8.75 per share and, subject to stockholder approval to amend the Plan, granted a further 70,000 options to Mr. Doshi, 60,000 options to Mr. Ellis, 50,000 options to Mr. Burt, 40,000 options to
Mr. Newell, 40,000 options to Mr. McDonnell, 12,500 options to Mr. Kleinman, and 10,000 options each to Messrs. Ross and Murray, each at an exercise price of $13.35 per share, all equal to the fair market value of the common stock on the date of the grant.

    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success and the success of our subsidiaries and affiliates, by offering them an opportunity to participate in our future performance through awards of stock options. The Plan is administered by the compensation committee. Under the Plan, stock options may be granted to certain directors, officers, employees, consultants, independent contractors and advisors of 4Front or its subsidiaries or affiliates. By encouraging stock ownership, we seek to attract, retain and motivate such persons and to encourage such employees and persons to devote their best efforts to our business and financial success. We also believe that stock incentive programs, such as the Plan, are commonly employed by companies as an important element of a total compensation program.

    Grants under the Plan may consist of ISOs or NQSOs or a combination thereof. Our employees, officers, consultants, and certain directors and advisors and those of our subsidiaries and affiliates whom the compensation committee deems to have contributed significantly to 4Front or who have the potential to contribute to our future success will be eligible to receive any of the different types of awards under the Plan. Directors who are not our employees, consultants and advisors will be entitled to receive only NQSOs under the Plan.

    An optionee will not realize taxable income upon the grant of an option. In general, the holder of an NQSO (within the meaning of Section 422 of the Code) will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and 4Front receives a corresponding deduction, subject to the executive compensation deduction limitations of Section 162(m) of the Code. (If the optionee is subject to the six-month restrictions on sale of common stock under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

    The holder of an ISO will not realize taxable income upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and 4Front receives a corresponding deduction, subject to the executive compensation deduction limitations of
Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and 4Front will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

    It is possible that all or a portion of the compensation realized under the Plan by certain executive officers will not be deductible by us by reason of the executive compensation deduction limitations of Section 162(m) of the Code. Accordingly, although we expect that the compensation committee will take into consideration the non-deductibility of compensation attributable to a particular award under the Plan, no assurance can be given that all or part of any such compensation will be deductible by us.

COMPENSATION OF DIRECTORS

    Messrs. Murray and Ross each received compensation of $23,000 in the fiscal year 2000. In February 2000, their compensation was increased to $25,300 per year. No other director receives any compensation for services as a director.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that 4Front specifically incorporates this information by reference, and shall otherwise not be deemed filed under such acts.

    The compensation committee currently consists of Messrs. Doshi, Ellis, Murray and Ross. The compensation committee administers 4Front's executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

    We believe that executive compensation should be closely related to increased stockholder value. One of our strengths contributing to its successes is a strong management team. The compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to our continued success, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our strategic business goals and reflect our performance.

    The compensation program reflects the following principles:

    - Compensation should encourage increased stockholder value.

    - Compensation programs should support our short- and long-term strategic business goals and objectives.

    - Compensation programs should reflect and promote our values and reward individuals for outstanding contributions toward business goals.

    - Compensation programs should enable us to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

    Our executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

    Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance and resources, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

    Incentives consist of stock options and, to a lesser extent, cash awards. The compensation committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of 4Front common stock at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to our growth and profitability, based on the compensation committee's discretionary evaluation. Options are granted at the prevailing market value of 4Front common stock and will only have value if our stock price increases. Generally, grants of options vest over a period of time and executives must be employed by us for such options to vest. The granting of cash awards is discretionary and is not dependent on any one factor.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 31, 2000

    For the fiscal year ended January 31, 2000 and prior to the execution of his new employment agreement, Mr. Doshi had received an annual salary of L179,687 ($296,000), as compensation for services he performed for us and our affiliates. We have entered a new employment agreement with Mr. Doshi, effective as of June 22, 2000 under which Mr. Doshi's annual base salary was increased to L198,000 ($316,800).

    The employment arrangements with Mr. Doshi are deemed appropriate by the compensation committee considering the overall performance of 4Front and Mr. Doshi.

TAX EFFECTS

    Changes made in 1993 to the Code impose certain limitations on the deductibility of executive compensation paid by public companies for taxable years beginning in or after 1994. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). Non-deductibility would result in additional tax cost to us. It is possible that at least some of the cash and equity-based compensation paid or payable to our executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the compensation committee anticipates that in making compensation decisions it will give consideration to the net cost to us (including, for this purpose, the potential limitation on deductibility of executive compensation).

    The compensation committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of our annual and longer-term financial and operational results on behalf of its stockholders. In view of our performance and achievement of goals and competitive conditions, the compensation committee believes that compensation levels during fiscal 2000 adequately reflect our compensation goals and policies.

                             COMPENSATION COMMITTEE

                                   Anil Doshi
                                   Mark Ellis
                                  Brian Murray
                               Arthur Keith Ross
                                 Craig Kleinman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee currently consists of Messrs. Doshi, Ellis, Murray, Ross and Kleinman. Messrs. Doshi and Ellis abstain from votes on their compensation.

                              4FRONT'S PERFORMANCE

    The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           3/21/95  1/31/96  1/31/97  1/31/98  1/31/99  1/31/00
4FRONT TECHNOLOGIES, INC.   100.00   114.67    66.67   128.17   166.67   295.83
7373 SIC CODE INDEX         100.00   146.19   168.65   203.12   501.97   853.75
RUSSELL 2000 INDEX          100.00   122.76   146.03   172.39   172.39   200.19
NASDAQ MARKET INDEX         100.00   119.55   157.33   185.31   289.23   432.65

    The above graph compares the performance of 4Front from March 21, 1995, the date that our common stock commenced trading publicly, through January 31, 2000, against the performance of the Nasdaq Market Index, the Russell 2000 Index and the SIC Code Index, an index comprised of approximately 130 computer companies, including 4Front.

                       PROPOSAL NO. 3--AMENDMENTS TO THE
              4FRONT TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE PLAN

    The 4Front board has unanimously approved an amendment to the 4Front Technologies Inc. 1996 Equity Incentive Plan (the "Plan"), which would increase the number of options available for grant thereunder to 2,000,000. The primary features of the Plan, and the salient federal income tax consequences associated with options granted under the Plan, are summarized above under the heading "Executive Compensation--1996 Equity Incentive Plan." The full text of the Plan, as amended, is set forth in Annex D to this proxy statement and the following is qualified by reference thereto.

    As of July 31, 2000, options to purchase an aggregate of 1,449,899 shares were outstanding under the Plan (including 681,560 stock options granted in December 1999 and May 2000). If the Proposal is adopted, the stock options that would be approved under the Plan to 4Front's chief executive officer and each of the four other most highly compensated executive officers of 4Front are set forth below in the following table:

                       STOCK OPTIONS TO BE GRANTED IF THE
                     4FRONT TECHNOLOGIES, INC. 1996 EQUITY
                           INCENTIVE PLAN IS AMENDED

                                                              EXERCISE PRICE PER     NUMBER
NAME AND POSITION                                                STOCK OPTION      OF OPTIONS
-----------------                                             ------------------   ----------
Anil Doshi
  Chairman of the Board and CEO.............................          (1)             70,000
Mark Ellis
  Vice Chairman of the Board and President..................          (1)             60,000
Kenneth Newell
  former Vice President for Corporate Affairs...............          (1)             40,000
Terence Burt
  Vice President and Chief Operating Officer................          (1)             50,000
Executive Group.............................................          (1)            220,000
Non-Executive Director Group................................          (1)             37,500
Non-Executive Officer Employee Group........................          (1)                  0

------------------------

(1) The exercise price per stock option is $13.35, the closing price of 4Front's common stock on December 6, 1999, the date of grant. The options are exercisable as follows: one-third exercisable 6 months after the date of grant, one-third exercisable 18 months after the date of grant and the balance exercisable 30 months after the date of grant.

    The board believes that the Plan has enhanced its ability to attract, motivate and retain key personnel and thereby serves our best interests, as well as the best interests of its shareholders.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3--AMENDMENT TO 4FRONT TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth information as of August 1, 2000 (except as otherwise noted in the footnotes) regarding the beneficial ownership (determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities) of our common stock of: (i) each person known by us to own beneficially more than five percent of the outstanding common stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                               AMOUNT AND NATURE OF     PERCENTAGE OF
                                                              BENEFICIAL OWNERSHIP OF      COMMON
NAME OF BENEFICIAL OWNER                                           COMMON STOCK             STOCK
------------------------                                      -----------------------   -------------
Anil Doshi (1)..............................................         1,050,212               8.42%
Mark Ellis (2)..............................................           605,312               4.86%
Terence Burt (3)............................................           258,716               2.08%
Stephen McDonnell (4).......................................            32,133                  *
Craig Kleinman (5)..........................................            51,833                  *
Brian Murray (6)............................................            21,833                  *
Arthur Keith Ross (7).......................................           165,183               1.33%
All Directors and Executive Officers as a Group (7 persons)
  (8).......................................................         2,139,710              16.84%

------------------------

*   Less than 1%

(1) Includes 45,512 shares of common stock which are owned by Aliki Financial Corp., a corporation in which Mr. Doshi has a 65% interest. Also includes 90,000 shares of common stock purchasable pursuant to immediately exercisable options.

(2) Includes 45,512 shares of common stock which are owned by Aliki Financial Corp., a corporation in which Mr. Ellis has a 35% interest. Also includes 80,000 shares of common stock purchasable pursuant to immediately exercisable options.

(3) Includes 27,744 shares of common stock owned by Mr. Burt's wife and 14,395 shares held by Lex Nominees International as nominee for a Jersey resident settlement established for the benefit of Mr. Burt and his wife and children. Also includes 90,000 shares of common stock purchasable pursuant to immediately exercisable options. Mr. Burt disclaims beneficial ownership of the shares held by his wife.

(4) Includes of 25,833 shares purchasable pursuant to immediately exercisable options.

(5) Includes 11,833 shares purchasable pursuant to immediately exercisable options.

(6) Includes 19,333 shares of common stock purchasable pursuant to immediately exercisable options.

(7) Includes 9,333 shares purchasable pursuant to immediately exercisable options.

(8) Includes 326,332 shares subject to options which are immediately exercisable. Does not include 284,669 shares subject to options which are not exercisable within 60 days of August 1, 2000.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 25, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                           FORWARD-LOOKING STATEMENTS

    This document and the documents that are incorporated by reference include certain forward-looking statements about 4Front that are subject to risks and uncertainties. Forward-looking statements include certain information concerning 4Front and the synergistic benefits of the merger set forth under "The Merger--Reasons for the merger" and "--Opinion of financial advisor to 4Front." To that extent, 4Front claims the protection of the disclosure liability safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Also, statements including the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed in this document and in the documents which 4Front has incorporated by reference, could affect the future financial results of 4Front and could cause actual results to differ materially from the results anticipated by these forward-looking statements. 4Front does not undertake any obligation to publicly update any forward-looking statements to reflect new information or further events or occurrences.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP serves as our independent certified public accountant and served in that role during the fiscal year ended January 31, 2000. Representatives of KPMG are expected to be present at the annual meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at our 2001 annual meeting of stockholders, if such a meeting is held, must be received by 4Front no later than June 1, 2001 for inclusion in the board of directors' proxy statement and form of proxy relating to that meeting. In addition, proxies received in connection with the 2000 annual meeting of stockholders will confer on 4Front discretionary authority (i) to vote on any stockholder proposal which is received by 4Front after June 1, 2000 and (ii) to vote on any stockholder proposal which is received by 4Front on or before June 1, 2000 if the proxy statement includes advice on the nature of the matter and how 4Front intends to exercise its discretion to vote on such matter.

                                 OTHER BUSINESS

    The board of directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Craig Kleinman
                                          SECRETARY

Dated: September 25, 2000

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                NCR CORPORATION,

                            NCR MERGER SUB INC. AND

                           4FRONT TECHNOLOGIES, INC.

                           DATED AS OF AUGUST 2, 2000

                               TABLE OF CONTENTS

ARTICLE I--DEFINITIONS AND CONSTRUCTION.............................    1
  1.1   Certain Definitions.........................................    1
  1.2   Additional Definitions......................................    6
  1.3   Terms Generally.............................................    7

ARTICLE II--MERGER SUB..............................................    7
  2.1   Organization of Merger Sub..................................    7

ARTICLE III--THE MERGER AND RELATED MATTERS.........................    8
  3.1   The Merger..................................................    8
  3.2   Closing.....................................................    9
  3.3   Conversion of Securities....................................    9
  3.4   Company Stock Options; Warrants.............................    9
  3.5   Dissenting Shares...........................................   10
  3.6   Surrender of Shares; Stock Transfer Books...................   10

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........   11
  4.1   Organization and Qualification..............................   11
  4.2   Authorization and Validity of Transaction Agreements........   12
  4.3   Capitalization..............................................   12
  4.4   Reports and Financial Statements............................   13
  4.5   No Approvals or Notices Required; No Conflict with
        Instruments.................................................   14
  4.6   Absence of Certain Changes or Events........................   15
  4.7   Information Supplied........................................   16
  4.8   Legal Proceedings...........................................   16
  4.9   Licenses; Compliance with Regulatory Requirements...........   17
  4.10  Brokers or Finders..........................................   17
  4.11  Tax Matters.................................................   18
  4.12  Employee Matters............................................   19
  4.13  Fairness Opinion............................................   20
  4.14  Recommendation of the Company Board.........................   20
  4.15  Vote Required...............................................   21
  4.16  Intangible Property; Copyrights.............................   21
  4.17  Year 2000...................................................   21
  4.18  Investment Securities.......................................   21
  4.19  Transactions with Affiliates and Certain Agreements.........   21
  4.20  No Investment Company.......................................   22
  4.21  State Takeover Statutes.....................................   22
  4.22  Unlawful Payments...........................................   22

ARTICLE V--REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..   22
  5.1   Organization and Qualification..............................   22
  5.2   Authorization and Validity of Transaction Agreements with
        respect to Parent...........................................   22
  5.3   Authorization and Validity of Agreement with respect to
        Merger Sub..................................................   22
  5.4   No Conflict with Instruments................................   23
  5.5   No Prior Activities of Merger Sub...........................   23
  5.6   Information Supplied........................................   23
  5.7   Brokers.....................................................   23
  5.8   Financing...................................................   23
  5.9   Ownership of Company Capital Stock..........................   23

  5.10  Legal Proceedings...........................................   23
  5.11  Government Consents.........................................   23

ARTICLE VI--COVENANTS AND AGREEMENTS................................   24
  6.1   Stockholder Meeting.........................................   24
  6.2   Access to Information Concerning Properties and Records.....   25
  6.3   Confidentiality.............................................   25
  6.4   Public Announcements........................................   26
  6.5   Conduct of the Company's Business Prior to Effective Time...   26
  6.6   No Solicitation.............................................   29
  6.7   Reasonable Efforts..........................................   30
  6.8   Certain Litigation..........................................   31
  6.9   Indemnification of Directors and Officers...................   32
  6.10  Company Stock Options.......................................   33
  6.11  Employee Matters............................................   34
  6.12  Asset Sale..................................................   34
  6.13  Company Key Employees.......................................   35
  6.14  Integration Team............................................   35
  6.15  Section 16 Matters..........................................   35

ARTICLE VII--CONDITIONS TO THE MERGER...............................   35
  7.1   Conditions to the Merger....................................   35
  7.2   Conditions to Parent and Merger Sub's Obligations to Effect
        the Merger..................................................   36
  7.3   Conditions to Company Obligation to Effect the Merger.......   37

ARTICLE VIII--TERMINATION...........................................   37
  8.1   Termination and Abandonment.................................   37
  8.2   Termination Fee; Effects of Termination.....................   38

ARTICLE IX--MISCELLANEOUS...........................................   39
  9.1   No Waiver or Survival of Representations, Warranties,
        Covenants and Agreements....................................   39
  9.2   Notices.....................................................   39
  9.3   Entire Agreement............................................   40
  9.4   Assignment; Binding Effect; Benefit.........................   40
  9.5   Amendment...................................................   40
  9.6   Extension; Waiver...........................................   41
  9.7   Headings....................................................   41
  9.8   Counterparts................................................   41
  9.9   Applicable Law..............................................   41
  9.10  No Remedy in Certain Circumstances..........................   41
  9.11  Severability................................................   41
  9.12  Company Disclosure Memorandum...............................   41
  9.13  Enforcement.................................................   42
  9.14  Submission to Jurisdiction; Waivers.........................   42
  9.15  Personal Liability..........................................   42

                                   EXHIBITS

  Exhibit A:  Form of Certificate of Merger
  Exhibit B:  Form of Stock Option Agreement
  Exhibit C:  Form of Voting Agreement
  Exhibit     Form of McVeigh Employment Contract
    D-1:
  Exhibit     Form of Burt Employment Contract
    D-2:
  Exhibit     Form of Ellis Resignation Letter
    E-1:
  Exhibit     Form of Doshi Resignation Letter
    E-2:
  Exhibit F:  Form of Non-Competition and Non-Solicitation Agreement

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and effective as of this 2nd day of August, 2000 by and among NCR CORPORATION, a Maryland corporation ("PARENT"), NCR MERGER SUB INC., a Delaware corporation ("MERGER SUB") and a subsidiary of Parent, and 4FRONT TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

    WHEREAS, the respective boards of directors of Parent and the Company have each determined that it is in the best interests of each corporation and its respective stockholders for Parent, through an Affiliate, to acquire the Company upon the terms and subject to the conditions set forth herein; and

    WHEREAS, in furtherance of such acquisition, the respective boards of directors of each of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the General Corporation Law of the State of Delaware ("DGCL") upon the terms and subject to the conditions set forth herein; and

    WHEREAS, pursuant to the Merger, at the Effective Time, all issued and outstanding shares (the "SHARES") of Company Common Stock (as defined herein) will be converted into the right to receive the Per Share Amount (as defined herein) in cash; and

    WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) Parent and the Company are entering into a Stock Option Agreement, dated as of the date hereof and substantially in the form as that attached hereto as EXHIBIT B (the "STOCK OPTION AGREEMENT"), pursuant to which the Company is granting to Parent an option to purchase shares of Company Common Stock; and (ii) Parent, the Company and certain of the Company's stockholders (the "VOTING STOCKHOLDERS") are entering into a Voting Agreement, dated as of the date hereof substantially in the form as that attached hereto as EXHIBIT C (the "VOTING AGREEMENT"), pursuant to which the Voting Stockholders have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement;

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

    1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

        An "AFFILIATE" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.

        "AGREEMENT" shall mean this Agreement and Plan of Merger, including all Exhibits hereto.

        "ALTERNATIVE PROPOSAL" shall mean any proposal, other than (x) as contemplated by this Agreement, (y) otherwise proposed by Parent or its Affiliates, or (z) the Asset Sale as contemplated by this Agreement, for: (i) a merger, consolidation, share exchange, reorganization, other business combination, recapitalization or similar transaction involving the Company or any of its Subsidiaries;
    (ii) the acquisition, directly or indirectly, of an equity interest representing greater than 15% of the voting securities of the Company or any of its Subsidiaries; (iii) the acquisition of a substantial portion of any of the assets of the Company or any of its Subsidiaries; or (iv) any similar transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

        "ANNUAL REPORT" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000, filed with the Commission on April 28, 2000.

        "APPLICABLE LAWS" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, governmental approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, whether in effect as of the date hereof or thereafter, and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

        "ASSET SALE" shall mean the sale by the Company, in one or more transactions, of the assets comprising its Services Industries Limited ("SIL") Group business in accordance with SECTION 6.12.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

        "COMMISSION" shall mean the U.S. Securities and Exchange Commission and the staff of the Securities and Exchange Commission.

        "COMPANY" shall have the meaning specified in the first paragraph hereof.

        "COMPANY BOARD" shall mean the board of directors of the Company.

        "COMPANY COMMON STOCK" shall mean shares of the Company's common stock, par value $0.001 per share.

        "COMPANY DISCLOSURE MEMORANDUM" shall mean the disclosure memorandum, dated as of the date of the Agreement and signed by an authorized officer of the Company, that has been delivered by the Company to Parent in connection with this Agreement.

        "COMPANY STOCK PLANS" shall mean the 1996 Equity Incentive Plan and the options, agreements and plans listed in Section 4.3 of the Company Disclosure Memorandum.

        "CONTROL" (including the term "controlling" and phrases "controlled by" and "under common control with") shall have the meanings given to such term and phrases in Rule 405 under the Securities Act.

        "DGCL" shall have the meaning specified in the Recitals hereto.

        "EC MERGER REGULATION" shall mean Regulation 4064/899/ECC concerning the control of concentrations between undertakings adopted by the Council of European Communities on December 21, 1989, as amended.

        "EFFECTIVE TIME" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under Applicable Law as provided in
    SECTION 3.1(a).

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "FOREIGN OFFICIAL" shall mean any Person deemed to be a "foreign official" under the Foreign Corrupt Practices Act, as amended, and shall also include (i) any foreign political party or official thereof, and
    (ii) any candidate for foreign political office.

        "GAAP" shall mean generally accepted accounting principles as required by the Commission under its rules and regulations and as accepted by the accounting profession in the United States as in effect from time to time.

        "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "INDEBTEDNESS" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof): (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company) which consists of or relates to a liability, including the following: (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable), and (E) relating to a capitalized lease obligation and all debt attributable to sale/ leaseback transactions of such Person; and/or (ii) every liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability, in either case to the extent required pursuant to GAAP to be set forth as a liability on a balance sheet of such Person.

        "INJUNCTION" shall mean any permanent or preliminary injunction, restraining order, decree or other similar order or decree issued or entered by any court or Governmental Entity.

        "JAPAN MERGER REGULATION" shall mean the Act No. 54 Concerning Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan.

        "LIEN" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

        "MAJOR CUSTOMER" shall mean any customer of the Company that (i) in the twelve month period preceding July 31, 2000, contributed revenues to the Company in excess of $500,000; or (ii) on the basis of contractual obligations in effect as of the date hereof, is scheduled to contribute in excess of $500,000 to the Company's revenues for the fiscal year ending on January 31, 2001.

        "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition, or results of operations of such Person and its Subsidiaries, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby, PROVIDED, HOWEVER, none of the following shall be deemed in themselves (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any change in the market price or trading volume of the capital stock of such Person after the date hereof; (ii) changes, events or occurrences in the United States securities markets which are not specific to such Person; (iii) any adverse change, event, development or effect arising from or relating to general business or economic conditions which is not specific to such Person and its Subsidiaries; (iv) any adverse change event, development or effect arising from or relating to the information technology industry generally which is not specific to such Person and its Subsidiaries; (v) any failure by such Person to meet internal forecasts or projections or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (vi) with respect to the Company, any adverse change, event, development or effect
    (x) attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees), or (y) resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; and (vii) any adverse change, event, development or effect arising from or relating to any change in GAAP.

        "MERGER" shall have the meaning specified in the Recitals hereto.

        "MERGER SUB" shall have the meaning specified in the first paragraph hereof.

        "PARENT" shall have the meaning specified in the first paragraph hereof.

        "PARENT BOARD" shall mean the board of directors of Parent.

        "PARTIES" shall mean Parent, Merger Sub and the Company.

        "PER SHARE AMOUNT" shall mean Eighteen and 50/100 Dollars (U.S.) (US$18.50) per Share.

        "PERMITTED ENCUMBRANCES" shall mean the following Liens with respect to the properties and assets of the Company: (i) Liens for Taxes (as hereinafter defined), assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iv) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; and (v) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, either individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby.

        "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

        "REG." shall mean a regulation promulgated by the U.S. Department of Treasury pursuant to the Code.

        "RESTRICTION", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring (A) any of such capital stock or other security, (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security, or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "SHARES" shall have the meaning specified in the Recitals hereto.

        "STOCK OPTION AGREEMENT" shall have the meaning specified in the Recitals hereto.

        "SUBSIDIARY", when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated,
    (i) of which such Person or any other Subsidiary of such Person is a general partner or holds at least 50% of the securities or other interests having by their terms ordinary voting power to vote in the election of the board of directors or others performing similar functions with respect to such corporation or other organization, or (ii) which is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

        "SUPERIOR PROPOSAL" shall mean any bona fide written Alternative Proposal to acquire, directly or indirectly, more than 66.66% of the shares of Company's Common Stock then outstanding or all or substantially all the assets of the Company and that the Company Board determines in good faith, after taking into account the advice of a financial advisor of nationally recognized reputation and legal and regulatory aspects of such Alternative Proposal, and taking into account all the terms and conditions of the Alternative Proposal, is more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board, and is reasonably capable of being completed.

        "SURVIVING ENTITY" shall mean the Company as the surviving entity in the Merger as provided in SECTION 3.1(a).

        "TRANSACTION AGREEMENTS" shall mean this Agreement, the Voting Agreement and the Stock Option Agreement, collectively.

        "VOTING AGREEMENT" shall have the meaning specified in the Recitals hereto.

        "VOTING STOCKHOLDERS" shall have the meaning specified in the Recitals hereto.

    1.2 ADDITIONAL DEFINITIONS. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

DEFINED TERM                                                  SECTION
------------                                                  --------
2000 Budget                                                      6.5(e)
Assumed Company Benefit Plans...............................    6.11(a)
Alternative Proposal Notice.................................     6.6(d)
Certificate of Merger.......................................     3.1(a)
Certificates................................................     3.6(b)
Change in Company Recommendation............................     6.1(a)
Claim.......................................................     6.9(a)
Closing.....................................................     3.2
Closing Date................................................     3.2
Company Bylaws..............................................     3.1(c)
Company Charter.............................................     3.1(c)
Company Consolidated Returns................................    4.11(a)
Company Plans...............................................    4.12(a)
Company Preferred Stock.....................................     4.3
Company Recommendation......................................     6.1(a)
Company SEC Reports.........................................     4.4(a)
Company Stockholder Approval................................     6.1(a)
Company Stockholder Meeting.................................     6.1(a)
Company Systems.............................................    4.17
Confidential Information....................................     6.3
Contract....................................................     4.5(d)
Contract Consent............................................     4.5(c)
Contract Notice.............................................     4.5(c)
Convertible Securities......................................     4.3
Disclosing Party............................................     6.3
Dissenting Shares...........................................     3.5(a)
Employee Indemnified Liabilities............................     6.9(a)
Employees...................................................    6.11(a)
Employment Contracts........................................    6.13
Environmental and Health Laws...............................     4.9
ERISA.......................................................    4.12(a)
ERISA Affiliate.............................................    4.12(a)
Expenses....................................................     8.2(b)
Fairness Opinion............................................    4.13
Governmental Consent........................................     4.5(b)
Governmental Entity.........................................     4.5(e)
Governmental Filing.........................................     4.5(b)
Indemnified Employee........................................     6.9(a)
Investment Security.........................................    4.18
IRS.........................................................    4.11(a)
Licenses....................................................     4.9
Local Approvals.............................................     4.5(b)
Merger Consideration........................................     3.3(a)
Option......................................................     3.4(a)
Parachute Gross-Up Payment..................................    4.12(k)
Paying Agent................................................     3.6(a)
PBGC........................................................    4.12(d)

DEFINED TERM                                                  SECTION
------------                                                  --------
Permits.....................................................     4.9
Proxy Statement.............................................     4.5(b)
Receiving Party.............................................     6.3
Representatives.............................................     6.3
Retention Contracts.........................................    6.13
Superior Proposal Notice....................................     6.6(a)
Tax.........................................................    4.11(a)
Tax Return..................................................    4.11(a)
Termination Date............................................     8.1(b)
Termination Fee.............................................     8.2(a)
Violation...................................................     4.5(d)
Voting Debt.................................................     4.3
Warrant.....................................................     3.4(b)

    1.3  TERMS GENERALLY.  The definitions set forth or referenced in SECTIONS
1.1 AND 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge of any of the officers (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) or directors of the Company. All references herein to Articles, Sections, Recitals and Exhibits shall be deemed references to Articles, Sections and Recitals of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day which is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. As applied to Parent and the Company, the phrases "as soon as reasonably practicable," "as promptly as practicable" and similar phrases shall mean "reasonably promptly under the circumstances, in light of the other burdens on the time and attention of the directors, officers, employees and agents of Parent or the Company, as the case may be, and the relative benefits to Parent or the Company, as the case may be, of this Agreement and such other burdens."

                                   ARTICLE II
                                   MERGER SUB

    2.1 ORGANIZATION OF MERGER SUB. Parent has organized Merger Sub for the sole purpose of effectuating the Merger contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares have been issued to Parent at a price of $1.00 per share.

                                  ARTICLE III
                         THE MERGER AND RELATED MATTERS

    3.1  THE MERGER.

        (a) MERGER; EFFECTIVE TIME. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL; the separate corporate existence of Merger Sub shall cease; and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "CERTIFICATE OF MERGER") substantially in the form as that attached hereto as Exhibit A and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing. At the election of Parent, any direct or indirect, wholly-owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the Parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Without limiting the foregoing, Parent may elect (A) to substitute for Merger Sub, a Delaware limited liability company which is the wholly-owned subsidiary of a wholly-owned U.K. subsidiary of Parent; or (B) any other alternative structure to that set forth herein which in its reasonable judgment will result in more favorable tax consequences for Parent and the Surviving Entity following the Merger; PROVIDED that no such election shall, in the case of (A), (i) reduce the Per Share Amount; or (ii) cause any material delay in the consummation of the Merger; or in the case of (B), in addition to (i) and (ii), (iii) subject the Company's stockholders, generally, or any class of such stockholders, generally, to additional tax liabilities that are primarily attributable to the Merger and such election by the Company. Subject to the foregoing proviso, the Company shall, and shall cause its Affiliates to, cooperate with Parent in achieving such structure and shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        (b) EFFECTS OF THE MERGER. The Merger shall have the effect set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the board of directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

        (c) CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING ENTITY. At the Effective Time, the Company's Certificate of Incorporation, as amended ("COMPANY CHARTER") shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is 4Front Technologies, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Entity until thereafter duly amended in accordance with the terms thereof and the DGCL. At the Effective Time, the Company's Bylaws ("COMPANY BYLAWS") shall be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time and, in such amended form, shall be the bylaws of the Surviving Entity until thereafter duly amended in accordance with the terms thereof, the terms of the Certificate of Incorporation of the Surviving Entity and the DGCL.

        (d) DIRECTORS AND OFFICERS OF SURVIVING ENTITY. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity, and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by Applicable Laws. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity, and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Entity, or as otherwise provided by Applicable Laws.

    3.2  CLOSING.  Upon the terms and subject to the conditions set forth in
ARTICLE VII and the termination rights set forth in ARTICLE VIII, the closing of the Merger (the "CLOSING") will take place on the first business day after the satisfaction or waiver (subject to Applicable Laws) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, as defined below) set forth in ARTICLE VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties (the actual time and date of the Closing being referred to herein as the "CLOSING DATE"). The Closing shall be held at the offices of Baker Botts L.L.P., 599 Lexington Avenue, 29th Floor, New York, New York, 10022-6030, unless another place is agreed to in writing by the Parties.

    3.3 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, or the holders of any of the Shares:

        (a) CONVERSION OF COMPANY SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to SECTION 3.3(b) and any Dissenting Shares (as hereinafter defined)) shall be cancelled and shall be converted automatically into the right to receive the Per Share Amount (the "MERGER CONSIDERATION") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in SECTION 3.6, of the certificate that formerly evidenced such Share;

        (b) CANCELLATION OF COMPANY TREASURY STOCK. Each Share held in the treasury of the Company and at the Effective Time shall, by virtue of the Merger, be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

        (c) CONVERSION OF MERGER SUB CAPITAL STOCK. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Entity.

    3.4  COMPANY STOCK OPTIONS; WARRANTS.

        (a) OPTIONS. At the Effective Time, each outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of the Company's capital stock (an "OPTION"), including those pursuant to any Company Stock Plan, shall be cancelled and be deemed terminated, and each holder of a cancelled Option shall be entitled to receive from the Company, in consideration for the cancellation of such Option, an amount in cash equal to the product of (i) the number of shares of Company capital stock previously subject to such Option and (ii) the excess, if any, of the Per Share Amount over the exercise price per share previously subject to such Option, upon surrender, in the manner provided in
    SECTION 3.6, of the agreement, certificate, or other document that formerly evidenced such Option.

        (b) WARRANTS. At the Effective Time, each outstanding warrant, whether or not then vested or exercisable in accordance with its terms, to purchase shares of the Company's capital stock (a "WARRANT"), shall be cancelled and be deemed terminated, and each holder of a cancelled Warrant shall be entitled to receive, in consideration for the cancellation of such Warrant, an amount in cash equal to the product of (i) the number of shares of Company capital stock previously subject to such Warrant and (ii) the excess, if any, of the Per Share Amount over the exercise price per share previously subject to such Warrant, upon surrender, in the manner provided in SECTION 3.6, of the certificate that formerly evidenced such Warrant

    3.5  DISSENTING SHARES.

        (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Per Share Amount. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Amount, without any interest thereon, upon surrender, in the manner provided in SECTION 3.6, of the certificate or certificates that formerly evidenced such Shares.

        (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL in respect of Dissenting Shares and received by the Company; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        (c) The right of any stockholder to receive the Per Share Amount shall be subject to and reduced by the amount of any required Tax withholding obligation.

    3.6  SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

        (a) Prior to the Effective Time, Merger Sub shall designate a bank or trust company located in the United States and reasonably satisfactory to the Company to act as agent (the "PAYING AGENT") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to SECTION 3.3(a). Immediately prior to the Effective Time, Parent shall cause Surviving Entity to have sufficient funds to deposit, and shall cause Surviving Entity to deposit in trust with the Paying Agent, cash in the aggregate amount equal to the product of (i) the number of Shares outstanding immediately prior to the Effective Time (other than Shares as to which dissenters' rights have been exercised as of the Effective Time) and (ii) the Per Share Amount.

        (b) Promptly after the Effective Time, Parent shall cause the Surviving Entity to mail to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to
    SECTION 3.3(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Entity that such Taxes either have been paid or are not applicable. The Surviving Entity shall pay all charges and expenses, including those of the Paying Agent, in connection with the distribution of the Merger Consideration. Until surrendered as contemplated by this SECTION 3.6, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to SECTION 3.3.

        (c) At any time following the sixth month after the Effective Time, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Entity (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Entity nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

        (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by Applicable Laws.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that, except as appropriately set forth in the Company Disclosure Memorandum in a manner that complies with SECTION 9.12 of this Agreement:

    4.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization;
(ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is duly qualified or licensed to do business and, to the extent applicable, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Section 4.1 of the Company Disclosure Memorandum sets forth a complete and accurate list of each of the Company's Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into, or exchangeable or exercisable for any Person (other than the Subsidiaries).

    The Company has delivered to Parent true and complete copies of the Company Charter and Company Bylaws in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to Parent, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders of the Company since February 1, 1997, other than the minutes related to the transactions contemplated hereby.

    4.2 AUTHORIZATION AND VALIDITY OF TRANSACTION AGREEMENTS. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and, subject to obtaining the approval of its stockholders specified in SECTION 4.15, to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the Merger have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in the previous sentence. Each of the Transaction Agreements has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"). As of July 31, 2000, (i) 12,835,623 shares of Company Common Stock are issued and outstanding and no shares were issued and held by the Company in its treasury or by Subsidiaries of the Company; and (ii) no shares of Company Preferred Stock were issued and outstanding or were issued and held by the Company in its treasury or by Subsidiaries of the Company. All issued and outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("VOTING DEBT"). Section 4.3 of the Company Disclosure Memorandum lists all outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, obligate the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "CONVERTIBLE SECURITIES"), other than the Option Agreement. Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any (i) capital stock, (ii) other equity interests or Voting Debt of the Company or any Subsidiary of the Company, (iii) any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or (iv) any phantom shares, phantom equity interests or stock or equity appreciation rights, other than the Company Stock Plans (complete copies of which have been heretofore delivered to Parent with all amendments thereto and schedules of grants made pursuant thereto). Except as provided in
Section 4.3 of the Company Disclosure Memorandum, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of the Company are owned by the Company free and clear of any Lien or Restriction and the shares of capital stock of each corporate Subsidiary of the Company are validly issued, fully paid and non-assessable. Except for the Option Agreement and Voting Agreement and as set forth on Section 4.3 of the Company Disclosure Memorandum, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

    4.4  REPORTS AND FINANCIAL STATEMENTS.

        (a) The Company has filed all forms, reports and documents, including all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the Commission since May 27, 1998 (collectively, the "COMPANY SEC REPORTS"). None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the cash flows of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that are not reasonably likely to be material, either individually or in the aggregate. The Company is in compliance with the principles of revenue recognition set forth in the Commission's Staff Accounting Bulletin 101. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

        (b) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Entity, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, either individually or in the aggregate, subject or would subject any Licenses held by the Company or any of its Subsidiaries to revocation or failure to renew, except where such revocation or failure to renew, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company.

        (c) Neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

        (d) Neither the Company nor any Subsidiary of the Company has any obligation to contribute any additional capital to, or acquire any additional interest in, any of its Affiliates.

        (e) Except as and to the extent set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), except for liabilities or obligations (i) incurred in the ordinary course of business since February 1, 2000; (ii) that would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company; or (iii) arising out of or relating to this Agreement or the Option Agreement.

        (f) Except as listed as an exhibit to the Company's Annual Report (or set forth in Section 4.4(f) of the Company Disclosure Memorandum), neither the Company nor any of its Subsidiaries is a party to or bound by any
    (i) "material contracts" (as such term is defined in item 601(b)(10) of Regulation S-K of the Commission) with respect to the Company or its Subsidiaries; or (ii) any material agreement that restricts the ability of the Company or its Subsidiaries to conduct its business as presently conducted or proposed to be conducted as set forth in the Company SEC Reports. All contracts described in clause (i) are valid and in full force and effect except (x) to the extent they have previously expired or been terminated in accordance with their terms (which such expired or terminated contracts are listed in Section 4.4(f) of the Company Disclosure Memorandum), or (y) where the failure to be in full force and effect, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of any provision of, or has committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described in clause (i), except in each case for those violations and defaults which, either individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect on the Company.

    4.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS. The execution and delivery by the Company of the Transaction Agreements do not, and the performance by the Company of its obligations thereunder and the consummation by the Company of the Merger and the other transactions contemplated herein will not:

        (a)  assuming approval by the Company's stockholders as contemplated by
    SECTION 4.15, conflict with or violate the Company Charter or Company Bylaws or the charter or bylaws of any corporate Subsidiary of the Company or the partnership agreement of any partnership Subsidiary of the Company;

        (b) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "GOVERNMENTAL CONSENT") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "GOVERNMENTAL FILING"), in each case on the part of the Company or any Subsidiary of the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) the Governmental Consents and Governmental Filings with foreign, state and local governmental authorities set forth in Section 4.5(b) of the Company Disclosure Memorandum (the "LOCAL APPROVALS"); (iii) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the HSR Act and pursuant to the EC Merger Regulation, Japan Merger Regulation and similar applicable competition, merger control, antitrust, investment or other laws; (iv) the filing with the Commission of a Proxy Statement (the "PROXY STATEMENT") and such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby;
    (v) such filings with and approvals of the NASDAQ Stock Market to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be traded on the NASDAQ national market; and (vi) such other Governmental Consents and Governmental Filings the absence or omission of which would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company or the Surviving Entity;

        (c) require, on the part of the Company or any Subsidiary of the Company, any consent by or approval or authorization of (a "CONTRACT CONSENT") or notice to (a "CONTRACT NOTICE") any other Person (including, in the case of any Governmental Entity, any notice required in addition to those listed in Section 4.5(b) of the Company Disclosure Memorandum) under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company or the Surviving Entity;

        (d) assuming that the Contract Consents and Contract Notices described in Section 4.5(c) of the Company Disclosure Memorandum are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by, or the impairment, loss or forfeiture of any material benefit, rights or privileges under, or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION"), any "CONTRACT" (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature to which the Company or any Subsidiary of the Company is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company is entitled to any rights or benefits (including the Licenses)), except for such Violations which would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company or the Surviving Entity; or

        (e) assuming that the Governmental Consents and Governmental Filings specified in SECTIONS 4.5(b) AND (c) are obtained, made and given and any applicable waiting periods have expired or been terminated, and assuming approval of the Company's stockholders as contemplated by SECTION 6.1, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any of their respective properties or assets are bound, except for such Violations which would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries or the Surviving Entity. As used herein, the term "GOVERNMENTAL ENTITY" means and includes any court, arbitrators, administrative, regulatory or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

    4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as otherwise disclosed in the Company SEC Reports filed with the Commission prior to the date hereof or as set forth on Section 4.6 of the Company Disclosure Memorandum, since February 1, 2000, (i) there has not been any adverse change in, and no event has occurred and no condition exists which, individually or together with all other such changes, events and conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on the Company; and
    (ii) other than actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the

    Company or any Subsidiary of the Company which, if SECTION 6.5 had then been in effect, would have been prohibited by such Section without the consent or approval of Parent, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action were entered into during such period.

        (b) Since February 1, 2000, the Company has not received a notice or other communication (whether oral or written) from a Major Customer indicating that such Major Customer wishes to (i) terminate or materially amend any contract or agreement (whether written or oral) with the Company; or (ii) otherwise terminate or materially modify such Major Customer's business relationship with the Company.

        (c) To the Company's knowledge, there are no conditions that would likely cause a Major Customer to terminate any contract or agreement with the Company or otherwise terminate or materially modify such Major Customer's business relationship with the Company.

    4.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, including the Proxy Statement, will, at the respective times such documents are filed (and also in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as hereinafter defined)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (or necessary to correct any statement in any earlier communication), except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and will comply in all respects with the applicable requirements of the DGCL, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference therein.

    4.8 LEGAL PROCEEDINGS. There is no (i) suit, action or proceeding pending of which the Company or any of its Subsidiaries has received notice or, to the knowledge of the Company, any investigation pending, or any suit, action, proceeding or investigation threatened against, involving, or (to the knowledge of the Company) affecting the Company, any Subsidiary of the Company or any of its or their properties or rights, which, if adversely determined, would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company; (ii) judgment, order, decree, Injunction or order of any Governmental Entity entered against and binding on the Company or any Subsidiary of the Company of which the Company or any of its Subsidiaries has received notice, which would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company; (iii) suit, action or proceeding pending of which the Company or any of its Subsidiaries has received notice or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against the Company or any Subsidiary of the Company which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith; and (iv) Injunction of any type referred to in SECTION 7.1(c) of which the Company or any of its Subsidiaries has received notice which has been entered or issued and is in effect. The Company has not received from the Commission or its staff any written or oral notice, and, to the Company's knowledge, there is no pending or threatened formal or informal Commission investigation or inquiry of or affecting the Company.

    4.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign required for the ownership of the assets and operation of the businesses of the Company or any of its Subsidiaries, except for the failure to hold any of the foregoing as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company (collectively, the "LICENSES"). Each of the Company and its Subsidiaries is in compliance with, and with respect to Environmental and Health Laws has conducted its business so as to comply with, the terms of their respective Licenses and with all Applicable Laws, EXCEPT, with respect to any of the foregoing, where the failure to be or have been in such compliance would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company and its Subsidiaries, (i) have all Licenses of foreign, state and local governmental authorities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries (the "PERMITS"); (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Permits; and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which would not be reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company and its Subsidiaries have duly complied with, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority relating to (i) violations, errors or omissions relating to health and welfare of workers or safety in the workplace; (ii) discharges to surface water or ground water; (iii) solid or liquid waste disposal; (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste; (v) the emission of non-ionizing electromagnetic radiation; or (vi) other environmental, health or safety matters, including without limitation all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "ENVIRONMENTAL AND HEALTH LAWS"); EXCEPT, with respect to any of the foregoing, where the failure to be or have been in such compliance would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending or threatened against the Company or any of its Subsidiaries relating to violations of the Environmental and Health Laws, except for such matters as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

    4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Chase H & Q, a division of Chase Securities, Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement), and the Company agrees to indemnify and hold Parent and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates.

    4.11  TAX MATTERS.

        (a) (i) There has been duly filed by or on behalf of the Company and each of its Subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all federal, state, foreign and local Tax Returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and reports has been made; (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such Taxes anticipated to be payable in respect of periods through the most recent fiscal quarter end; (iv) the Company has not been notified that any of the income Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries consolidated in such returns (the "COMPANY CONSOLIDATED RETURNS") will be examined by the Internal Revenue Service (the "IRS") or other Governmental Entity, and none of the Company Consolidated Returns have been examined by or settled with the IRS or other Governmental Entity; (v) there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the Company Consolidated Returns;
    (vi) there are no Liens for material Taxes on the assets of the Company and each of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable; (vii) there have been no claims or assessments against the Company or any of its Subsidiaries asserted in writing by any Governmental Entity with respect to any alleged deficiency in any Tax, other than those claims or assessments that would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company; (viii) none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (ix) none of the Company and its Subsidiaries has filed a consent under Code Section 341 concerning collapsible corporations; and (x) none of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii), except, in the cases of clauses
    (i), (ii) and (iii), for failures to file, obtain extensions, pay or reserve amounts which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company. For the purpose of this Agreement, the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, value added, alternative or added minimum, ad valorem, transfer, excise and other Taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "TAX RETURN" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any Tax including an information return, claim for refund, amended Tax return or declaration of estimated Tax.

        (b) No remuneration paid by the Company to any "covered employee" of the Company (within the meaning of Section 162(m)(3) of the Code and the regulations thereunder) prior to the Closing is or will be non-deductible by virtue of Section 162(m) of the Code.

        (c) Neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation or Tax sharing agreement, (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which was the Company or (iii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Reg. Section1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

    4.12  EMPLOYEE MATTERS.

        (a) Section 4.12(a) of the Company Disclosure Memorandum contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or arrangement, and each other employee benefit plan, program or arrangement, sponsored, maintained or contributed to or required to be contributed to
    (i) by the Company or by any trade or business, whether or not incorporated ("ERISA AFFILIATE"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, including any such type of plan established, maintained or contributed to under the laws of any foreign country; or (ii) with respect to which the Company has any actual or contingent liability which would be reasonably likely to have a Material Adverse Effect on the Company (the "COMPANY PLANS"). The Company has heretofore made available to Parent true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan which is an employee pension benefit plan for the most recent plan year and all required actuarial reports for the last plan year of each Company Plan.

        (b) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

        (c)  No Company Plan utilizes a funding vehicle described in
    Section 501(c)(9) of the Code.

        (d) There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other Person under Title IV of ERISA against the Company or any ERISA Affiliate nor, except as would not be reasonably likely to have a Material Adverse Effect on the Company, nor is there or has there been any event or circumstance which could reasonably be expected to result in such liability.

        (e) Neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each of its Subsidiaries is in compliance with all Applicable Laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice, except where failure to be in compliance would not be reasonably likely to have a Material Adverse Effect on the Company. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

        (f) Each Company Plan has been operated and administered in accordance with its terms and Applicable Laws, including, but not limited to,
    Section 406 of ERISA and Section 4975 of the Code, except where the failure to so operate and administer would not be reasonably likely to have a Material Adverse Effect on the Company.

        (g) To the Company's knowledge, each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. There exists no unfunded

    Company Plan or trust arrangement thereunder for the benefit of officers, directors or employees which would be required to be funded as a result of the Merger.

        (h) No Company Plan provides welfare benefits, including without limitation death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by Applicable Laws).

        (i) There are no material pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Company Plan, by or on behalf of any employee or beneficiary covered under any such Company Plan with respect to such Company Plan (other than routine claims for benefits).

        (j) Section 4.12(j) of the Company Disclosure Memorandum sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to Parent): (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than US$200,000 per annum; (ii) each agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement; (iii) each agreement with respect to any officer or other key employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (iv) each other material agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (k) No employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan as a result of the consummation of the transactions contemplated by this Agreement or otherwise. No amount payable, or economic benefit provided, by the Company or any of its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement. No Person is entitled to receive any additional payment from the Company or any of its Subsidiaries or any other Person (a "PARACHUTE GROSS-UP PAYMENT") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. Neither the Company nor any of its Subsidiaries has granted to any Person any right to receive any Parachute Gross-Up Payment.

    4.13 FAIRNESS OPINION. The Company Board has received the oral opinion of Chase H & Q, a division of Chase Securities, Inc., to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's stockholders is fair, from a financial point of view, to the stockholders of the Company (the "FAIRNESS OPINION"). The Company will provide Parent with a true and complete copy of the executed Fairness Opinion as soon as practicable after its issuance. In addition, the Company will include an executed copy of the Fairness Opinion in the Proxy Statement.

    4.14 RECOMMENDATION OF THE COMPANY BOARD. The Company Board, by vote at a meeting duly called and held, has approved the Merger, the Transaction Agreements and the transactions contemplated thereby, and has determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of this Agreement and the transactions contemplated hereby to the stockholders of the Company.

    4.15 VOTE REQUIRED. Assuming that SECTION 5.9 is and remains true and correct in all respects, the only vote of stockholders of the Company required under the DGCL, NASDAQ Stock Market requirements and the Company Charter and Company Bylaws in order to approve and adopt this Agreement and the Merger is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such approval and adoption.

    4.16 INTANGIBLE PROPERTY; COPYRIGHTS. The Company and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights required for, used in or incident to the businesses of the Company and its Subsidiaries as now conducted, except where the failure to so own or have such rights to use, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company. The Company does not have knowledge, and the Company has not received any notice alleging, that it or any of its Subsidiaries is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright.

    4.17 YEAR 2000. All of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied upon by the Company or any of its Subsidiaries in the conduct of their respective businesses (collectively, the "COMPANY SYSTEMS") have not malfunctioned, ceased to function, generated incorrect data, or provided incorrect data when processing, providing and/or receiving (i) date-related data into and between the years 1999 and 2000 or
(ii) date-related data in connection with any valid date, in each case in a manner that has had or would reasonably be likely to have a Material Adverse Effect on the Company. The Company has taken all necessary steps to ensure that all Company Systems will function properly and will be able to accurately process, provide and receive all date-related data in connection with any valid date in the twentieth and twenty-first centuries, except where such failure would not reasonably be likely to have a Material Adverse Effect on the Company.

    4.18 INVESTMENT SECURITIES. Section 4.18 of the Company Disclosure Memorandum sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company in any corporation, partnership, joint venture or other Person, other than the Subsidiaries of the Company listed in Section 4.1 of the Company Disclosure Memorandum (each, an "INVESTMENT SECURITY" and collectively, the "INVESTMENT SECURITIES"). Section 4.18 of the Company Disclosure Memorandum includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates, the amount and nature of such interest, and a description of the material terms of any Liens and Restrictions with respect to such Investment Securities. The Company's representations in this SECTION 4.18 with respect to any such Investment Securities are made subject to any events, Liens and Restrictions that affect the holders of the applicable class(es) or series of such Investment Securities generally.

    4.19 TRANSACTIONS WITH AFFILIATES AND CERTAIN AGREEMENTS. Section 4.19 of the Company Disclosure Memorandum sets forth an accurate and complete listing, as of the date hereof: (i) of all contracts, leases, agreements or understandings, whether written or oral, between the Company and any Affiliate of the Company (except for such contracts, leases, agreements or understandings regularly entered into by the Company in the ordinary course of its business prior to the date hereof); (ii) of all contracts, leases, agreements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of their respective assets is bound, which contain any material restrictions or limitation on the ability of the Company or any of its Subsidiaries or Affiliates to engage in any business anywhere in the world; and (iii) of all contracts, agreements or understandings, whether written or oral, with any foreign sales agents.

    4.20 NO INVESTMENT COMPANY. The Company is not an "investment company" subject to the registration requirements of, and regulation as an investment company under, the Investment Company Act of 1940, as amended.

    4.21 STATE TAKEOVER STATUTES. The Company Board has approved the Merger, this Agreement and the transactions contemplated hereby, and assuming that
SECTION 5.9 is and remains true and correct in all respects, such approvals are sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the restrictions of Section 203 of the DGCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or to the transactions contemplated hereby.

    4.22 UNLAWFUL PAYMENTS. Neither the Company, nor to its knowledge, any of the Company's or its Subsidiaries' directors, officers, employees, representatives, agents, or Affiliates, have, since the date of the Company's incorporation, knowingly offered, promised, authorized or made, directly or indirectly, payment of money or anything of value to any (i) Foreign Official or
(ii) any Person while knowing that all or a portion of such payment or thing of value will be offered, given or promised, directly or indirectly to any Foreign Official in violation of any Applicable Laws.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby represent and warrant to the Company as follows:

    5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the States of Maryland and Delaware, respectively; (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and, to the extent applicable, is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub, respectively.

    5.2 AUTHORIZATION AND VALIDITY OF TRANSACTION AGREEMENTS WITH RESPECT TO PARENT. Parent has all requisite corporate power and authority to enter into the Transaction Agreements and has all requisite corporate power and authority to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by Parent of the Transaction Agreements and the consummation by Parent of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Parent. Each of the Transaction Agreements has been duly executed and delivered by Parent and is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    5.3  AUTHORIZATION AND VALIDITY OF AGREEMENT WITH RESPECT TO MERGER
SUB. Merger Sub has all requisite corporate power and authority to enter into this Agreement and has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and is a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    5.4 NO CONFLICT WITH INSTRUMENTS. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of their respective obligations hereunder, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated herein will not, conflict with or violate the charter or bylaws of Parent or Merger Sub or the charter or bylaws of any corporate Subsidiary of Parent or the partnership agreement of any partnership Subsidiary of Parent.

    5.5 NO PRIOR ACTIVITIES OF MERGER SUB. Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    5.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, including the Proxy Statement, will, at the respective times such documents are filed (and also in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as hereinafter defined)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (or necessary to correct any statement in any earlier communication), except that no representation is made by Parent or Merger Sub with respect to information supplied by the Company in writing specifically for inclusion or incorporation by reference therein.

    5.7 BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person.

    5.8 FINANCING. Parent has, or will have available to it at the time Merger Sub is required to pay for Shares under the terms of the Merger, and will make available to Merger Sub or another Affiliate of Parent, sufficient funds to permit Merger Sub (or such other Affiliate of Parent) to acquire all of the Shares in the Merger and to consummate the transactions contemplated herein, including those contemplated by SECTION 3.4.

    5.9 OWNERSHIP OF COMPANY CAPITAL STOCK. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

    5.10 LEGAL PROCEEDINGS. There is no (i) suit, action or proceeding pending of which Parent, Merger Sub, or any of Parent's Subsidiaries has received notice or, to the knowledge of Parent or Merger Sub, any investigation pending or any suit, action, proceeding or investigation threatened, against Parent, Merger Sub, or any Subsidiary of Parent which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith; or (ii) Injunction of any type referred to in SECTION 7.1(C) of which Parent, Merger Sub, or any of Parent's Subsidiaries has received notice which has been entered or issued and is in effect.

    5.11 GOVERNMENT CONSENTS. The execution and delivery by Parent of the Transaction Agreements do not, and the performance by Parent of its obligations thereunder and the consummation of the

Merger and the other transactions contemplated herein will not require any Governmental Consent or any Governmental Filing on the part of Parent or any Subsidiary of Parent, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) the Local Approvals; (iii) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the HSR Act and pursuant to the EC Merger Regulation, Japan Merger Regulation and similar applicable competition, merger control, antitrust, investment or other laws; (iv) the filings by Parent with the Commission of such reports as may be required by Section 13(d) of the Exchange Act; and (v) such other Governmental Consents and Government Filings the absence or omission of which would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent or the Surviving Entity.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

    6.1  STOCKHOLDER MEETING.

        (a) The Company shall, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purpose of approving and adopting this Agreement (the "COMPANY STOCKHOLDER APPROVAL"). The Company will, through its board of directors, recommend to its stockholders that the Company Stockholder Approval be given (the "COMPANY RECOMMENDATION") and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent or Merger Sub such Company Recommendation, or (ii) take any action or make any statement in connection with the Company Stockholder Meeting inconsistent with such Company Recommendation (collectively, a "CHANGE IN COMPANY RECOMMENDATION"); PROVIDED, HOWEVER, any action or statement under clause (ii) will not be deemed to be a Change in Company Recommendation provided such action is taken or made in good faith taking into account advice from the Company's financial and legal advisers to the effect that the failure to do so would be inconsistent with the Company Board's fiduciary duties under Applicable Laws. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this SECTION 6.1(A) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal, or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement or the Merger.

        (b) The Company shall, as soon as practicable following the execution of this Agreement, prepare and file a preliminary Proxy Statement with the Commission and will use its reasonable best efforts to respond to any comments of the Commission and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the Commission. The Company will notify Parent promptly of the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects after being afforded the opportunity to review the same. Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement and in responding to comments of the Commission, and Parent and Merger Sub shall promptly notify the Company if any information supplied by them for inclusion in the Proxy Statement shall have become false or misleading, and shall cooperate with the Company in disseminating the Proxy Statement as so amended or supplemented, to correct any such false or misleading information.

    6.2 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, upon reasonable notice, the Company will (and will use reasonable efforts to cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel, accountants and financial advisors of the Company to discuss the business operations, affairs and assets of the Company (including without limitation affording Parent access to the independent accountant's work papers) and otherwise fully cooperate with Parent in its investigation of the business of the Company. Parent shall make reasonable efforts to minimize disruption to the business of the Company and its Subsidiaries which may result from the requests for data and information hereunder. All requests for access and information shall be coordinated through senior executives of the Company or their designees. Parent (and all of its agents and Affiliates and any employees, directors or officers thereof) shall contact and communicate with the employees, customers, suppliers and licensors of the Company or any Subsidiary in connection with the transactions contemplated hereby only with the consent of the Company, which consent shall not be unreasonably withheld but may be conditioned upon an officer of the Company or one of its Subsidiaries being present. Parent agrees that it will not, and will cause its officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this SECTION 6.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. No investigation pursuant to this SECTION 6.2 will affect any representation or warranty given by the Company to Parent hereunder.

    6.3 CONFIDENTIALITY. Except as otherwise agreed to in writing by the Party disclosing (or whose Representatives disclosed) the same (a "DISCLOSING PARTY"), and notwithstanding the termination of this Agreement, each other Party (a "RECEIVING PARTY") will, and will cause its Affiliates, directors, officers, employees, agents and controlling Persons (such Affiliates and other Persons with respect to any Party being collectively referred to as such Party's "REPRESENTATIVES") to: (i) keep all Confidential Information of the Disclosing Party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the Receiving Party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information; (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the Receiving Party's rights hereunder; and (iii) not use Confidential Information in any manner detrimental to the Disclosing Party. In the event that a Receiving Party is requested pursuant to, or required by, Applicable Laws or regulation or by legal process to disclose any Confidential Information of the Disclosing Party, the Receiving Party will provide the Disclosing Party with prompt notice of such request(s) to enable the Disclosing Party to seek an appropriate protective order. A Party's obligations hereunder with respect to Confidential Information that (x) is disclosed to a third party with the Disclosing Party's written approval; (y) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency; or (z) is required to be disclosed by Applicable Laws, will, subject in the case of clauses (y) and (z) above to the Receiving Party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a Receiving Party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a Receiving Party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the Disclosing Party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each Party will, if so requested by another Party, promptly return or destroy all of the Confidential Information of such other Party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the Receiving Party or its Representatives; PROVIDED, HOWEVER, that the Receiving Party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the Disclosing Party.

    For purposes of this SECTION 6.3, "CONFIDENTIAL INFORMATION" of a Party means all confidential or proprietary information about such Party that is furnished by it or its Representatives to another Party or another Party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (i) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the Receiving Party or its Representatives; (ii) was available to the Receiving Party or its Representatives on a non-confidential basis prior to its disclosure by the Disclosing Party; (iii) becomes available to the Receiving Party or its Representatives on a non-confidential basis from a Person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise prohibited from transmitting the information to the Receiving Party or its Representatives; or (iv) is independently developed by the Receiving Party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

    6.4 PUBLIC ANNOUNCEMENTS. The Company and Parent shall use commercially reasonable efforts to develop a joint communications plan and each Party hereto shall use reasonable efforts to ensure that all press releases and other public statements made by it with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the NASDAQ Stock Market, each Party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other Parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

    6.5 CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO EFFECTIVE TIME. Except as set forth in Section 6.5 of the Company Disclosure Memorandum, the Company will, and will use its reasonable best efforts to cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, including without limitation SECTION 6.5 hereof, or consented to or approved in writing by Parent, during the period commencing on the date hereof and ending at the Effective Time:

        (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

        (b) use reasonable efforts to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

        (c) not (i) terminate or materially amend any contract or agreement (whether written or oral) with a Major Customer, (ii) otherwise terminate or materially modify a business relationship with a Major Customer; or
    (iii) seek to do any of the foregoing;

        (d) not (i) make any change or amendments in its charter, bylaws or partnership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities (other than shares of Company Common Stock issued upon the exercise of any Options or outstanding warrants) or any Convertible Securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights (other than options to purchase shares of Company Common Stock at fair market value granted to new employees, up to a maximum of 20,000 shares; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any Subsidiary of the Company; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any changes in its equity capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a Subsidiary of the Company, as the case may be (provided in the case of any non-wholly owned Subsidiary of the Company that the other stockholders of or partners in such Subsidiary are not officers, directors, employees or Affiliates of the Company or any of its Subsidiaries); (viii) sell, transfer or otherwise dispose of, or pledge any stock, equity or partnership interest owned by it in any Subsidiary of the Company, except for dispositions permitted by SECTION 6.5(g) hereof;
    (ix) create or permit to exist any Lien or Restriction thereon not listed in
    Section 4.18 of the Company Disclosure Memorandum (other than any sale, Lien or Restriction arising from any change or transaction affecting the holders of such securities generally); or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

        (e) not (i) terminate, modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, in each case other than in the ordinary course of business and consistent with past practice and with or granted to Persons who are not executive officers or directors of the Company or any Subsidiary of the Company on the date hereof;
    (iii) establish, amend or modify any employee benefit plan of any kind referred to in SECTION 4.12(a), except to the extent required by any Applicable Laws, the existing terms of any such plan or the provisions of this Agreement; (iv) secure any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances; (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (vi) cancel any Indebtedness or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vii) make any material capital expenditures in excess of $50,000 individually and $250,000 in the aggregate (other than in accordance with the capital expenditure budget for the year 2000 (the "2000 BUDGET") in effect on the date hereof, a copy of which has been delivered to Parent) or make any change in the Company's accounting policies or practices other than as required by GAAP; (viii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness except in the ordinary course of business consistent with past practice;
    (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any material transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract described in Section 4.19 of the Company Disclosure Memorandum; (x) guarantee or otherwise become responsible for any Indebtedness of any other Person; or (xi) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

        (f) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets (other than assets acquired in the ordinary course of business) which are material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, or enter into any letter of intent with respect to any of the foregoing;

        (g) except (i) as described in Section 6.5 of the Company Disclosure Memorandum; (ii) for the Asset Sale, the terms and conditions of which shall be approved by Parent in writing prior to the execution of any agreements in connection with such sale (which approval shall not be unreasonably withheld, delayed or conditioned in the event of a sale to a non-Affiliate); and (iii) for dispositions in the ordinary course of business consistent with prior practice, not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

        (h) not incur any Indebtedness in excess of $250,000, other than borrowings under a Company bank clearing credit facility with Barclays Bank PLC as described in Section 6.5 of the Company Disclosure Memorandum;

        (i) not take any action that would cause its representations and warranties contained in SECTION 4.1 to be untrue in any respect or, except as otherwise contemplated by this Agreement, make any changes to the corporate structure of the Company and its Subsidiaries (including the structure of the ownership by the Company of the direct and indirect interests in its Subsidiaries and of the ownership by the Company and its Subsidiaries of their respective businesses, properties and assets);

        (j) not enter into any agreement that would (after the Effective Time) purport to bind Parent or any of its Subsidiaries (other than the Surviving Entity or any of its Subsidiaries);

        (k) not settle or compromise any pending or threatened suit, action or claim which is material or which relates to the Merger;

        (l) advise Parent of and, if in writing, provide Parent with a copy of, any notice or communication (whether oral or written) described in
    SECTION 4.6(b); and

        (m) promptly advise Parent orally and in writing of any change in its business which would reasonably be likely to have a Material Adverse Effect on the Company, and promptly provide to Parent (or its counsel) copies of all filings made by the Company with any federal, state, foreign or supranational Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    Nothing contained in this SECTION 6.5 or elsewhere in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations. Notwithstanding this SECTION 6.5, but subject to the provisions of SECTION 6.6 (to the extent applicable), the foregoing provisions of this SECTION 6.5 shall not prohibit or restrict in any way the Company from entering into an agreement with respect to a Superior Proposal.

    6.6  NO SOLICITATION.

        (a) After the date hereof and prior to the Effective Time, the Company will not, directly or indirectly, through any Subsidiary, Affiliate, officer, director, employee, agent or representative or otherwise
    (i) solicit or initiate the submission of proposals or offers from any Person relating to any Alternative Proposal; (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of the Company or any of its Subsidiaries, to any Person in connection with any Alternative Proposal; (iii) negotiate with any Person with respect to any Alternative Proposal; (iv) approve, recommend or permit the Company or any Subsidiary to enter into an agreement or understanding with any Person relating to any Alternative Proposal; or
    (v) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing; PROVIDED, HOWEVER, that this
    SECTION 6.6(a) shall not prohibit the Company or the Company Board, to the extent the Company Board determines in its good faith judgment that the failure to take such action would be inconsistent with its fiduciary duties to its stockholders under Applicable Laws, after taking into account the advice of outside legal counsel, from providing information to, participating in discussions or negotiating with any third party that delivers an Alternative Proposal that was not solicited in violation of this
    SECTION 6.6(A), subject to the and provided that the Company shall comply with all of the following:

    (x) In the event that the Company Board decides to entertain an Alternative Proposal by taking any of the actions referred to in clauses (ii) or
        (iii), above, the Company shall immediately orally notify Parent to such effect, and shall furnish to Parent an Alternative Proposal Notice in accordance with SECTION 6.6(d);

    (y) Prior to the expiration of ten business days following delivery of an Alternative Proposal Notice to Parent, the Company shall either
        (A) cease to entertain the Alternative Proposal, discontinuing discussions with respect thereto, and notify Parent to such effect, or
        (B) notify Parent that the Company Board has determined that the Alternative Proposal is a Superior Proposal and deliver to Parent the terms and conditions thereof (a "SUPERIOR PROPOSAL NOTICE");

    (z) Within five business days following Parent's receipt of a Superior Proposal Notice, Parent shall have the right to either (A) propose terms alternative to the Superior Proposal, which the Company Board shall then consider in accordance with their fiduciary duties, and advise Parent of the Company's acceptance or rejection thereof within five business days, or (B) terminate this Agreement without any further obligation to the Company, or (C) notify the Company that Parent elects neither (A) nor
        (B), in which case the other terms of this SECTION 6.6, including subsection (c), shall remain in effect and shall govern.

    In the case of any Alternative Proposal, the Company and Parent shall consult in good faith regarding the merits of any Alternative Proposal or Superior Proposal. In no event shall the Company make available any information to a Person involving an Alternative Proposal that has not previously been made available or is not concurrently made available to Parent.

        (b) Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to an Alternative Proposal, provided that the Company Board shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Company Board determines in its good faith judgment that the failure to make such a recommendation would be inconsistent with its fiduciary duties to its stockholders under Applicable Laws, after taking into account the advice of outside legal counsel (it being understood that disclosure by the Company of its receipt of an Alternative Proposal and the terms thereof shall not alone constitute a withdrawal or modification of such position or an approval or recommendation of such Alternative Proposal).

        (c) Notwithstanding the foregoing, at any time before the Company Stockholder Approval, in response to a Superior Proposal which was unsolicited and which did not otherwise result from a breach of
    SECTION 6.6(a), the Company Board may (subject to this sentence), if it determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under Applicable Laws, terminate this Agreement and concurrently with such termination cause the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal (the determination of whether a proposal is a Superior Proposal to be made after consideration of any modification proposed by Parent), but only (i) at a time that is following Parent's receipt of the form of such definitive agreements containing the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and (ii) after the Company has made payment of the Termination Fee and Expenses required by SECTION 8.2.

        (d) The Company shall both notify Parent orally and provide Parent with a written notice promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Alternative Proposal or of any request (other than in the ordinary course of business and not related to an Alternative Proposal) for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any Subsidiary thereof by any Person who is known to be considering making, or has made, an Alternative Proposal (an "ALTERNATIVE PROPOSAL NOTICE"). The Alternative Proposal Notice shall identify the Person making, and the terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Parent fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Alternative Proposal, indication or request.

        (e) The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Alternative Proposal.

    6.7  REASONABLE EFFORTS.

        (a) Each of the Company, Parent and Merger Sub agree to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any Party hereto may reasonably request in order to cause any of the conditions to any other Party's obligation to consummate such transactions specified in
    Article VII to be fully satisfied, and to promptly cooperate with and furnish information to each other in connection with any requirements imposed upon any of them with respect thereto. Without limiting the generality of the foregoing, the Parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing of any documents with the Commission contemplated hereby (including any necessary amendments or supplements); (ii) the preparation and filing of any documents with the NASDAQ Stock Market to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be traded on the NASDAQ national market; (iii) using commercially reasonable efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person required to be obtained or made by Parent, Merger Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Option Agreement;

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
    (iv) timely filing all pre-merger notification and report forms required under the HSR Act, EC Merger Regulation and Japan Merger Regulation and responding to any requests for additional information made by any Governmental Entity pursuant to the HSR Act, EC Merger Regulation, and Japan Merger Regulation; (v) using commercially reasonable efforts to lift any Injunction of any type referred to in SECTION 7.1(c); (vi) modifying the structure of the Merger as contemplated by SECTION 3.1(a); (vii) providing all such information about such Party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (viii) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated thereby; PROVIDED, HOWEVER, that in making any such filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in this sentence, (A) no Party shall be required to pay any consideration, to divest itself of, or otherwise rearrange the composition of, any of its assets or to agree to any of the foregoing or any other condition or requirement that is materially adverse or burdensome; and
    (B) without Parent's prior consent, the Company shall not, and shall not permit any of its Subsidiaries to, amend any License or Contract, pay any consideration or make any agreement or reach any understanding or arrangement other than in the ordinary course of business consistent with prior practice. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each Party shall provide the other Parties, to the extent permitted by Applicable Laws, with drafts thereof and afford the other Parties a reasonable opportunity to comment on such drafts. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement then in office shall use their reasonable best efforts to take all such action.

        (b) In its capacity as the sole stockholder of Merger Sub, Parent will cause Merger Sub to approve and adopt this Agreement and to take all corporate action necessary on its part to consummate the transactions contemplated hereby and Merger Sub's obligations under this Agreement. Except as contemplated by this Agreement, Merger Sub will not conduct any other business, and will have no other assets or liabilities.

        (c) The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would result in any of the representations and warranties of the Company set forth in this Agreement from being untrue in any respect (subject to the Company's right to take actions specifically permitted by SECTION 6.5).

        (d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 6.7(d) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

        (e) The Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Parent to the validity or applicability to the Merger of any state takeover law.

    6.8  CERTAIN LITIGATION.

        (a) Each of the Company and Parent agrees to vigorously defend against all actions, suits or proceedings in which such Party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The

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
    Company will not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of Parent (which consent will not be withheld or delayed unreasonably). Each of Parent and the Company further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this SECTION 6.8 to the same extent as if such Person were a Party hereto.

        (b) The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger, unless the board of directors of the Company determines in good faith, after consultation with counsel, that failing so to cooperate with such third party or cooperating with Parent or Merger Sub, as the case may be, would be reasonably likely to result in a breach of the Board's fiduciary duties under Applicable Laws.

    6.9  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) From and after the Effective Time, Parent and the Surviving Entity will jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (each, an "INDEMNIFIED EMPLOYEE" and together, the "INDEMNIFIED EMPLOYEES") (and will also, subject to SECTION 6.9(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against (i) all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Employee is or was an officer, director or employee of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as an officer, director or employee or agent of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "EMPLOYEE INDEMNIFIED LIABILITIES"); and (ii) all Employee Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby, in each case to the fullest extent permitted under the Company Charter. Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a "CLAIM"), existing in favor of the Indemnified Employees as provided in the Company Charter or Company Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any Subsidiaries of the Company, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect, and Parent shall cause the Certificate of Incorporation and Bylaws of Surviving Entity and its Subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Employees to the fullest extent permitted under Applicable Laws and, subject to the foregoing, shall not permit the amendment of such provision in any manner adverse to the Indemnified Employees, as the case may be without the prior consent of such persons, for a period of six years from and after the Closing Date. The Surviving Entity shall, and Parent shall cause the Surviving Entity to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to or at the Effective Time; PROVIDED, HOWEVER, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Employees with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

        (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company, Parent and the Surviving Entity agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Employee wishing to claim indemnification under paragraph (a) of this SECTION 6.9, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), will promptly notify Parent thereof (but the failure so to notify will not relieve the Company, Parent or the Surviving Entity from any liability which it may have under this SECTION 6.9 except to the extent such failure materially prejudices such Party), whereupon Parent or the Surviving Entity will have the right, from and after the Effective Time, to assume from such Indemnified Employee and control the defense thereof on behalf of such Indemnified Employee, provided that the Surviving Entity's counsel is reasonably acceptable to the Indemnified Employees, and upon such assumption, the Surviving Entity will not be liable to such Indemnified Employees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Employees in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Employees advises that there are issues which raise conflicts of interest between Parent or the Surviving Entity and the Indemnified Employees, the Indemnified Employees may retain separate counsel and Parent will pay or cause to be paid all reasonable fees and expenses of such counsel; provided that Parent will not be obligated pursuant to this
    SECTION 6.9(b) to pay or cause to be paid for more than one firm or counsel to represent all Indemnified Employees in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Employees. Neither Parent nor the Surviving Entity will be liable for any settlement effected without its prior written consent, which consent, however, will not be unreasonably withheld or delayed.

        (c) Any determination to be made as to whether any Indemnified Employee has met any standard of conduct imposed by Applicable Laws shall be made in good faith by the Parent Board after taking into consideration the advice of such outside legal counsel (such outside counsel to be reasonably acceptable to such Indemnified Employee).

        (d) In the event that, in response to a Claim, the Parent Board finds that an Indemnified Employee is not entitled to indemnification under this
    SECTION 6.9 and such Indemnified Employee subsequently initiates and prevails in an legal proceeding in a court of competent jurisdiction against Parent to enforce the indemnity provided for in this SECTION 6.9, then Parent shall reimburse such Indemnified Employee for the reasonable attorneys' fees incurred by such Indemnified Employee in such action.

        (e) This SECTION 6.9 shall survive consummation of the Merger and is intended to benefit the Indemnified Employees, and shall be enforceable by each Indemnified Employee, as well as his or her and representatives, and shall be binding on all successors and assigns of Parent, Merger Sub and the Surviving Entity.

    6.10 COMPANY STOCK OPTIONS. Prior to the Effective Time, the Parties shall take all such actions as shall be necessary to effectuate the provisions of
SECTION 3.5.

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
    6.11  EMPLOYEE MATTERS.

        (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Entity or its Subsidiaries, as applicable, to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each Company Plan (the "ASSUMED COMPANY BENEFIT PLANS") and each employment agreement or arrangement, other than Company Plans, employment agreements or arrangements with respect to which employees waive the right to claim benefits. From and for a period of one year after the Closing, Parent shall, or shall cause the Surviving Entity or its Subsidiaries, as applicable, to provide each employee of the Company or its Subsidiaries immediately prior to the Closing (the "EMPLOYEES") with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to such Employee immediately prior to the Closing, with the exception of stock options or other employee awards with respect to the common stock of Parent. Nothing in this SECTION 6.11 shall preclude Parent or the Surviving Entity or its Subsidiaries from, at any time following the Closing, (i) amending, modifying or terminating any particular Assumed Company Benefit Plan pursuant to the relevant provision of such Assumed Company Benefit Plan, provided that the covenants set forth in this SECTION 6.11 are satisfied; or
    (ii) terminating the employment of any Employee, so long as any such terminated Employee receives severance and other termination benefits upon or in connection with such termination in an amount which is at least equal to the severance and other termination benefits which would have been provided to such Employee if his or her employment had been terminated for the same reason immediately prior to the Closing, with respect to service prior to the Closing.

        (b) After a period of one year from the Closing, Parent shall cause the Surviving Entity to provide pension, health and welfare benefits to Employees who continue their employment after the Effective Time which are generally comparable in the aggregate to such benefits provided to other similarly situated employees of Parent and its Subsidiaries. From and after the Effective Time, Employees shall be given credit for all service with the Company and its Subsidiaries for purposes of eligibility, benefit accrual and vesting, to the same extent as such service was credited for such purpose by the Company under any Company Plan prior to the Closing Date, under each employee benefit plan, program or arrangement of Parent or any of its Subsidiaries in which the Employees are eligible to participate, provided, HOWEVER, that (i) in no event shall the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service, and (ii) in no event shall the employees be entitled to benefit service credit under defined benefit pension plans of the Parent or its Subsidiaries for service with the Company prior to the Closing, unless such benefit service credit is fully funded by assets of a Company defined benefit pension plan that is merged with, transferred to, or otherwise combined with a plan of the Parent or its Subsidiaries.

        (c) From and after the Effective Time, Parent shall take, and shall cause the Surviving Entity and its Subsidiaries to take, the following action: waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare benefit plan maintained by any of them for the benefit of the Employees (and their dependents) to the extent such pre-existing condition or waiting period did not apply to the Employee (or such dependents) under a comparable plan of the Company immediately prior to the Closing, and for any Employee in the United States whose health care coverage changes in mid-year due to the Merger, provide a cash payment to such Employee equal to any resulting duplicate co-payments and deductible incurred by such Employee.

    6.12  ASSET SALE.

        (a) INFORMATION. Upon the execution of this Agreement, the Company shall promptly provide Parent with all information reasonably requested by Parent relating to any proposed Asset Sale and provide Parent with true and correct copies of all documents in the possession of the Company and its Subsidiaries relating to any proposed Asset Sale.

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
        (b) SALE. Upon the execution of this Agreement, the Company shall use commercially reasonable efforts to complete the Asset Sale pursuant to terms and conditions which shall be approved by Parent in writing prior to the execution of any agreements in connection with such Asset Sale (which approval shall not be unreasonably withheld, delayed or conditioned in the event of a sale to a non-Affiliate).

    6.13 COMPANY KEY EMPLOYEES. Prior to the Closing, the Company shall enter into (i) employment agreements ("EMPLOYMENT CONTRACTS"), in a form substantially similar as that attached hereto as EXHIBIT D, with the Terry Burt and Mark McVeigh; and (ii) retention agreements ("RETENTION CONTRACTS"), in a form approved by Parent, with six of the following nine employees: Nick Grossman, Samantha Kinstrey, Chris Hervey, Alain Sanjaume, Tong Chhor, Luciano Bruno, Gabrielle Quadrelli, Peter Roquist and Henk Van Kranen.

    6.14 INTEGRATION TEAM. Parent and the Company shall, as soon as reasonably practicable after the signing of this Agreement, create a task force comprised of key employees of Parent and the Company which shall review the policies and procedures of Parent and the Company and make recommendations for the successful integration of the business of the Company into the business of Parent.

    6.15 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the Commission to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    7.1 CONDITIONS TO THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of all of the following conditions and only the following conditions (in addition to those set forth in SECTIONS 7.2 AND 7.3, as applicable):

        (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company to the extent required by Delaware Law (including Section 203 thereof) and the Company Charter.

        (b) HSR ACT; EC MERGER REGULATION; JAPAN MERGER REGULATION. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any required approvals of the European Commission or Government of Japan shall have been obtained pursuant to EC Merger Regulation and Japan Merger Regulation, respectively.

        (c) NO ORDER. No Injunction by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the Merger or challenging the validity, enforcement or performance of any of the Transaction Agreements, or permitting such consummation, enforcement or performance only subject to any condition or restriction that has had or would reasonably likely have (i) a material adverse effect on the Merger or the transactions contemplated by the Transaction Agreements, or (ii) a Material Adverse Effect on Parent or the Surviving Entity.

        (d) THIRD PARTY CONSENTS. All Contract Consents and Contract Notices which are referred to in SECTION 4.5 or otherwise required in connection with the consummation of the Merger or the transactions contemplated by the Transaction Agreements and which, if not obtained or given, would have (either individually or in the aggregate) a material adverse effect on the Merger or the transactions contemplated by the Transaction Agreements or a Material Adverse Effect on the Company, Parent or the Surviving Entity shall have been obtained and given.

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
        (e) GOVERNMENT CONSENTS. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and filings due after the Effective Time, all Local Approvals, and all other Government Consents as are required in connection with the Merger and the consummation of the other transactions contemplated by the Transaction Agreements shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not (either individually or in the aggregate) have (i) a material adverse effect on the Merger or the transactions contemplated by the Transaction Agreements, or (ii) a Material Adverse Effect on the Company, Parent or Surviving Entity.

        (f) RESIGNATION OF CERTAIN OFFICERS. Anil J. Doshi and Mark Ellis shall each have delivered to the Company a resignation letter, substantially in the form as that attached hereto as EXHIBIT E, whereby, among other things, each shall resign from their respective offices and employment by the Company.

    7.2 CONDITIONS TO PARENT AND MERGER SUB'S OBLIGATIONS TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of all of the following conditions and only the following conditions (in addition to those set forth in SECTION 7.1):

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality and/or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) without giving effect to any amendment, modification or supplement to the Company Disclosure Memorandum after the date hereof, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any representations and warranties made as of a specific date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, either individually or in the aggregate, have a Material Adverse Effect on the Company; and Parent shall have received an omnibus certificate of the appropriate officers of the Company to such effect.

        (b) COVENANTS. The Company and its Subsidiaries shall have performed in all material respects all obligations, and shall have complied in all material respects with all agreements and covenants, of the Company and its Subsidiaries to be performed or complied with by it under this Agreement, and Parent shall have received an omnibus certificate of the appropriate officers of the Company to such effect.

        (c) ABSENCE OF MATERIAL ADVERSE EFFECT. Since the date hereof, there shall have been no Material Adverse Effect with respect to the Company.

        (d) OTHER AGREEMENTS. (i) Parent and the Company shall have entered into the Stock Option Agreement, and Parent, the Company and the Voting Stockholders shall have entered into the Voting Agreement; and (ii) Parent shall have entered into a Non-Competition and Non-Solicitation Agreement with each of Anil J. Doshi and Mark Ellis, substantially in a form as that attached hereto as Exhibit F.

        (e) ACCOUNTANTS' ASSURANCES. The Company shall cause its independent public accountants to deliver to Parent two letters from such independent public accountants, one dated approximately the date on which the definitive Proxy Statement is first mailed to the stockholders of the Company, and one dated the Closing Date, each addressed Parent, in form reasonably satisfactory to Parent, to the effect that in the course of such accountants' review of the Company's interim financial statements for the period included in the Proxy Statement, nothing came to such accountants' attention and nothing has since come to their attention that would indicate that such interim financial statements were not prepared in accordance with GAAP, consistently applied, or that the Company's accounting treatment was not appropriate, or that such interim statements did not fairly and accurately present the financial condition and operating results of the Company (subject to normal year-end adjustments) for the period included in the Proxy Statement.

        (f) CLOSING OPINION; CERTIFICATES. Parent shall have received the closing opinion of Nicholson, Graham & Jones, counsel for the Company, in the form and substance previously agreed to by Parent and Nicholson, Graham & Jones, together with such other certificates, documents and further assurances of the Company as Parent shall reasonably request and which are reasonable and customary for a transaction involving two publicly-traded companies, such as the Merger.

        (g) DISSENTING SHARES. The number of Dissenting Shares shall not exceed or be equal to 5% of the number of Shares.

    7.3  CONDITIONS TO COMPANY OBLIGATION TO EFFECT THE MERGER.

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality and/or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than any representations and warranties made as of a specific date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, either individually or in the aggregate, have a Material Adverse Effect on Parent; and the Company shall have received an omnibus certificate of the appropriate officers of the Company to such effect.

        (b) COVENANTS. Parent and Merger Sub shall have performed in all material respects all obligations, and shall have complied in all material respects with all agreements and covenants, to be performed or complied with by them, respectively, under this Agreement, and the Company shall have received an omnibus certificate of the appropriate officers of Parent and Merger Sub to such effect.

                                  ARTICLE VIII
                                  TERMINATION

    8.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger and the other transactions contemplated by the Transaction Agreements may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

        (a) By mutual written consent duly authorized by the boards of directors of Parent, Merger Sub and the Company prior to the Effective Time; or

        (b) By either Parent or the Company, if the Effective Time shall not have occurred on or before the earlier of (i) March 31, 2001, or
    (ii) twenty business days following the satisfaction of the conditions to Closing set forth in SECTION 7.1(a), (b), (d) AND (e) (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement (including without limitation such Party's obligations set forth in SECTION 6.7) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

        (c) By either Parent or the Company, if any Governmental Entity
    (i) shall have issued an order, decree or ruling or taken any other action (which the Parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with SECTION 6.7) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the Parties shall have used their reasonable best efforts to obtain, in accordance with
    SECTION 6.7), in the case of each of clauses (i) and (ii) which is necessary to fulfill the conditions set forth in SECTION 7.1(b) OR (e), as applicable; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
    SECTION 8.1(c) shall not be available to any Party whose failure to comply with SECTION 6.7 has been the cause of such action or inaction; or

        (d) By either Parent or the Company, if the approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken; or

        (e) By Parent, if the Company shall have (i) failed to make the Company Recommendation or effected a Change in Company Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof; or
    (ii) breached its obligations under this Agreement by reason of a failure to call the Company Stockholder Meeting in accordance with SECTION 6.1(A) or a failure to prepare and mail to its stockholders the Proxy Statement in accordance with SECTION 6.1(b); or

        (f) By Parent, if the Company or its Affiliates shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in SECTION 7.2(a) OR (b) are not capable of being satisfied on or before the Termination Date; or

        (g) By Parent, in accordance with SECTION 6.6(a), provided that Parent has complied with all of the provisions of SECTION 6.6(a); or

        (h) By Parent, after five days following the filing with the Commission of the Company's Report on Form 10-Q for the quarterly period ended
    July 31, 2000, if the consolidated sales and revenues of the Company for the second quarter of fiscal year 2001, after taking in account currency fluctuations, do not exceed those of the first quarter of fiscal year 2001; or

        (i) By the Company, if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in SECTION 7.3(a) OR (b) are not capable of being satisfied on or before the Termination Date; or

        (j) By the Company in accordance with SECTION 6.6(c), provided that the Company has complied with all of the provisions of SECTIONS 6.6(a) AND (c).

        The Party desiring to terminate this Agreement pursuant to this
    SECTION 8.1 (other than pursuant to SECTION 8.1(a)) shall give notice of such termination to the other Party.

    8.2  TERMINATION FEE; EFFECTS OF TERMINATION.

        (a) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) Parent's Expenses (as hereinafter defined) up to a maximum of $1,000,000 and (y) $6,902,500 (the "TERMINATION FEE") upon demand if (i) Parent terminates this Agreement pursuant to SECTION 8.1(e) OR
    (f) based on a willful breach; or (ii) prior to any termination of this Agreement, an Alternative Proposal shall have been made and within 12 months of such termination, a transaction constituting an Alternative Proposal is consummated or the Company enters into an agreement with respect to, approves or recommends or takes any action to facilitate such proposal.

        (b) "EXPENSES" means all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other Persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Merger or structuring the Merger and all fees of counsel, accountants, experts and consultants to Parent and Merger Sub, and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Merger, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other Persons and assumed by Parent and Merger Sub in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and any financing commitments or agreements relating thereto.

        (c) Except as set forth in this SECTION 8.2, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such expenses, whether or not the Merger is consummated. The costs of filing under the HSR Act, EC Merger Regulation and Japan Merger Regulation, and the costs of filing, printing and mailing the Proxy Statement will be borne one-half by Parent and one-half by the Company.

        (d) In the event that the Company shall fail to pay the Termination Fee or any Expenses when due, the Company shall pay the costs and expenses (including legal fees and expenses) incurred in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on such unpaid Termination Fee and Expenses, commencing on the date that the Termination Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by the Bank of New York from time to time, in the City of New York, as such bank's prime rate plus 1.00%.

        (e) In the event of the termination of this Agreement pursuant to
    SECTION 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto, except as set forth in and subject to (i) SECTIONS 4.10, 5.7, 6.3 AND 8.2, (ii) the penultimate sentence of SECTION 6.2, and (iii) Article IX, and nothing herein shall relieve any Party from liability for any breach hereof.

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.1 NO WAIVER OR SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The respective representations and warranties of Parent, Merger Sub, and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any Party hereto. All representations and warranties made by each of the Parties herein shall expire at the Effective Time or termination of the Agreement, as the case may be, and shall thereafter be of no further force or effect. The respective covenants and agreements of the Parties contained herein or in any other documents delivered prior to or at the Closing shall survive execution and delivery of this Agreement and shall only terminate in accordance their respective terms.

    9.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

    (a) If to Parent or Merger Sub:
       NCR Corporation
       1700 South Patterson Boulevard
       Dayton, OH 45479
       Attention: General Counsel
       Facsimile: (937) 445-0801
       with a copy to (which shall not constitute notice):
       Baker Botts L.L.P.
       The Warner
       1299 Pennsylvania Avenue, N.W.
       Washington, DC 20004-2400
       Attention: James R. Doty
       Facsimile: (202) 639-7890

    (b) If to the Company:
       4Front Technologies, Inc.
       6300 Syracuse Way, Suite 293
       Englewood, CO 80111
       Attention: Anil J. Doshi, Chairman
       Facsimile: (011) 44-20-7269-5843
       with a copy to (which shall not constitute notice):
       Fulbright & Jaworski L.L.P.
       666 Fifth Avenue
       New York, NY 10103
       Attention: Gregg J. Berman
       Facsimile: (212) 752-5958

or to such other Person or address as any Party shall specify by notice in writing to the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery if delivered on a business day, on the business day following delivery if not delivered on a business day, or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

    9.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and other documents referred to herein) constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof.

    9.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except for the provisions of
ARTICLE III and SECTIONS 6.9 AND 6.11, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.5 AMENDMENT. This Agreement may be amended by action of all the Parties, by action taken or authorized by their respective boards of directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

    9.6 EXTENSION; WAIVER. At any time prior to the Effective Time, the Parties, by action taken or authorized by each such Party's board of directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of any other Party; (ii) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto; (iii) waive compliance by any other Party with any of the agreements or covenants of such other Party contained herein or (iv) waive any condition to such waiving Party's obligation to consummate the transactions contemplated hereby or to any of such waiving Party's other obligations hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party. Any such extension or waiver by any Party shall be binding on such Party but not on any other Party entitled to the benefits of the provision of this Agreement affected unless such other Party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any Party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any Party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 9.6.

    9.7 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

    9.9 APPLICABLE LAW. This Agreement and the legal relations between the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

    9.10 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each Party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take any action required herein, the other Parties shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

    9.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    9.12 COMPANY DISCLOSURE MEMORANDUM. The Parties acknowledge that the Company Disclosure Memorandum (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement; (ii) is qualified in its entirety by reference to specific provisions of this Agreement; and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or any of its Subsidiaries or will have or is reasonably likely to have a Material Adverse Effect on the Company or Parent. Disclosure of the information contained in one section of the Company Disclosure Memorandum shall be deemed as proper disclosure for other sections thereof only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears. No amendment, modification, or supplement to the Company Disclosure Memorandum following the date hereof shall be deemed to amend, modify or supplement any representation or warranty made by the Company herein.

    9.13 ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.14 SUBMISSION TO JURISDICTION; WAIVERS. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); (iii) to the fullest extent permitted by Applicable Laws, that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and (iv) any right to a trial by jury.

    9.15 PERSONAL LIABILITY. Neither this Agreement nor any other document delivered in connection with this Agreement (other than the Voting Agreement) shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of Parent, the Company or any Subsidiary of Parent or the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                                       NCR CORPORATION

                                                       By:             /s/ PAUL H. THURMAN
                                                            -----------------------------------------
                                                                         Paul H. Thurman
                                                              VICE PRESIDENT, BUSINESS DEVELOPMENT,
                                                                       QUALITY AND SUPPORT

                                                       NCR MERGER SUB INC.

                                                       By:             /s/ PAUL H. THURMAN
                                                            -----------------------------------------
                                                                         Paul H. Thurman
                                                                          VICE PRESIDENT

                                                       4FRONT TECHNOLOGIES, INC.

                                                       By:              /s/ ANIL J. DOSHI
                                                            -----------------------------------------
                                                                          Anil J. Doshi
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                         ANNEX B

DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal rights.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whomagreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trialupon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses ofexperts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C

                                   CHASE H&Q
                      A Division of Chase Securities Inc.

One Bush Street
San Francisco, CA 94104
Tel 415-371-3000

August 2, 2000

Confidential

The Board of Directors
4Front Technologies, Inc.
6300 South Syracuse Way
Suite 293
Englewood, Colorado 80111

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of 4Front Technologies, Inc. ("4Front" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of NCR Merger Sub Inc. ("Merger Sub"), a subsidiary of NCR Corporation ("NCR"), with and into 4Front (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger to be dated as of August 2, 2000, among NCR, Merger Sub, and 4Front (the "Agreement").

    We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be cancelled and shall be converted automatically into the right to receive eighteen U.S. dollars and fifty cents in cash (the "Per Share Amount"), as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will be accounted for as a purchase. We have not given consideration to the tax effect of the Proposed Transaction on the shareholders of the Company or the Company in the United States or any other jurisdiction.

    Chase H&Q, a division of Chase Securities Inc. ("Chase H&Q"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of 4Front in connection with the Proposed Transaction, and we will receive a fee, a substantial portion of which is conditioned on the consummation of the Proposed Transaction, for our services, which include the rendering of this opinion.

    In the past, we have provided investment banking and other financial advisory services to 4Front, including as lead manager in 4Front's follow-on offering in July 1998, and have received fees for rendering these services. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly traded securities of 4Front and receives customary compensation in connection

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
The Board of Directors
4Front Technologies, Inc.
Page 2

therewith, and has in the past provided research coverage for 4Front. In the ordinary course of business, Chase H&Q also actively trades in the equity and derivative securities of 4Front for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future provide additional investment banking or other financial advisory services to 4Front or NCR.

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

    (i) reviewed the publicly available consolidated financial statements of 4Front for recent years and interim periods to date and certain other relevant financial and operating data of 4Front made available to us from published sources, including Wall Street analysts' research reports, and from the internal records of 4Front;

    (ii) reviewed certain internal financial and operating information relating to 4Front prepared by the senior management of 4Front;

   (iii) discussed the business, financial condition and prospects of 4Front with certain members of senior management;

    (iv) reviewed the recent reported prices and trading activity for the common stock of 4Front and compared such information and certain financial information for 4Front with similar information for certain other companies engaged in businesses we consider comparable;

    (v) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (vi) reviewed a draft of the Agreement dated July 31, 2000; and

   (vii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning 4Front considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of, and did not independently verify, such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of 4Front, nor have we conducted a physical inspection of the properties, facilities or other assets of 4Front. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of 4Front. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. For purposes of this opinion, we have assumed that neither NCR nor 4Front is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which the Common Stock will trade. In rendering this opinion, we have assumed that the proposed merger will be consummated substantially on the terms discussed in the Agreement, without any waiver of any material terms or conditions by any party thereto.

    It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in any proxy statement filed by 4Front in connection with the Proposed Transaction. This letter does not constitute a recommendation to any stockholder of 4Front as to how such stockholder should vote on the Proposed Transaction.

The Board of Directors
4Front Technologies, Inc.
Page 3

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Per Share Amount to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view.

Very truly yours,

CHASE H&Q
A Division of Chase Securities Inc.

By:   /s/ PAUL B. CLEVELAND
      ------------------------------------
      Paul B. Cleveland
      Managing Director

                                                                         ANNEX D

    Below is the text of the Company's 1996 Equity Incentive Plan as proposed to be amended pursuant to Proposal No. 3. Proposed language to the 1996 Equity Incentive Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                           4FRONT TECHNOLOGIES, INC.
                           1996 EQUITY INCENTIVE PLAN

    1.  PURPOSE

    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options.

    Capitalized terms not defined in the text are defined in Section 20.

    2.  SHARES SUBJECT TO THE PLAN

        2.1. NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be [1,100,000] 2,000,000 Shares, provided, however, that the maximum number of Shares that may be issued under the Plan to members of the Board of Directors of the Company who are not employees of the Company is up to 200,000 Shares. Subject to Sections 2.2 and 14, Shares reserved for issuance pursuant to Options granted under this Plan shall again be available for grant and issuance, in connection with future Options under the Plan, that: (a) are subject to issuance upon exercise of an Option, but cease to be subject to such Option for any reason other than exercise of such Option, or (b) are subject to an Option that otherwise terminates without such Shares being issued and for which the participant did not receive any benefits of ownership.

        2.2. ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

    3.  ELIGIBILITY

    ISOs (as defined in Section 5.1 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. NQSOs (as defined in Section 5 below) may be granted to employees, directors (subject to Section 5.1 hereof), officers, consultants, independent contractors and advisers of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted both ISOs and NQSOs under the Plan.

    4.  ADMINISTRATION

        4.1. COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan, provided, however, that all grants of Options to Directors shall be effected strictly in accordance with the terms of Section 5.1 hereof. Except as otherwise provided pursuant to Section 5 hereof, the Committee shall have the authority to:

           (a) construe and interpret the Plan, any Option Agreement and any other agreement or document executed pursuant to the Plan;

           (b) prescribe, amend and rescind rules and regulations relating to the Plan:

           (c)  select persons to receive Options;

           (d)  determine the form and terms of Options;

           (e) determine the number of Shares or other consideration subject to Options;

           (f) determine whether Options will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company;

           (g)  grant waivers of Plan or Option conditions;

           (h) determine the vesting, exercisability and payment of Options and to accelerate the vesting and/or exercisability of Options, as provided herein;

           (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option or any Option Agreement;

           (j)  determine whether an Option has been earned; and

           (k) make all other determinations necessary or advisable for the administration of the Plan.

        4.2. COMMITTEE DISCRETION. Any determination permitted to be made by the Committee under the Plan with respect to any Option shall be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option under the Plan.

        4.3. EXCHANGE ACT REQUIREMENTS. If two or more members of the Board are Outside Directors and Disinterested Persons, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. It is the intent of the Company that the Plan and Options hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any Option would otherwise conflict with the intent expressed in this Section 4.3, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict.

    5.  GRANT AND EXERCISE OF OPTIONS

        5.1. GRANT OF OPTIONS. Except as otherwise limited herein, the Committee may grant Options to eligible persons pursuant to this Section 5 and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"). Directors who are not employees of the Company may be granted Options for an aggregate of up to 200,000 shares upon approval of the Plan by the Board of Directors; provided, however, that Directors who are not employees of the Company may only be granted NQSOs. The Committee shall determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

           5.1.1. FORM OF OPTION GRANT. Each Option granted shall be evidenced by an Option Agreement, which shall expressly identify the Option as an ISO or NQSO, and be in such form and contain such provisions (which need not be the same for each Participant receiving an Option) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan. The Committee may in its discretion include in any NQSO granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the NQSO is granted.

           5.1.2. DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option. The Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of such Option.

           5.1.3. EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Option Agreement; provided, however:

               (a)  no Option shall be exercisable after the expiration of ten
           (10) years from the date the Option is granted;

               (b) subject to Sections 4.1(h) and 5.2, no Option shall be exercisable less than six (6) months after the date of grant or prior to stockholder approval of the Plan;

               (c) Each Option granted under the Plan shall be exercisable only with respect to one-third of the total number of Shares subject to such Option upon the expiration of six (6) months after the date of grant, with the balance being exercisable, one-half upon the expiration of eighteen (18) months from the date of such grant, and one-half upon the expiration of thirty (30) months from the date of such grant; and

               (d) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted.

           5.1.4. EXERCISE PRICE. The Exercise Price shall be determined by the Committee when an Option is granted, provided, however, that:

         (i) the Exercise Price of an ISO OR AN NQSO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant, and

         (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant.

        Payment for the Shares purchased may be made in accordance with
    Section 6 of the Plan.

           5.1.5. METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise form stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and containing such representations and agreements regarding the Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

       As a further condition to exercise, the Participant must pay or make arrangements satisfactory to the Company for payment of any applicable withholding taxes.

           5.1.6. TERMINATION. Notwithstanding the exercise periods set forth in the Option Agreement, exercise of an Option shall always be subject to the following:

               (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than thirty
           (30) days after the Termination Date, but in any event, no later than the expiration date of the Options.

               (b) If the Participant is Terminated because of death or Disability, then the Participant's Options which are ISOs may be exercised, only to the extent that such Options would have been exercisable by the Participant on the Termination Date, and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date, but in any event no later than the expiration date of the Options.

           5.1.7. LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

           5.1.8. LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

           5.1.9. MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.1.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

        5.2.  ACCELERATED VESTING.

           5.2.1. Notwithstanding Section 5.1.3(b), the Committee shall have the authority to accelerate the exercisability of Options granted pursuant to the terms of this Plan, provided however, that the acceleration of exercisability shall be conditioned upon inclusion in the Option Agreements with Participants of such provisions and restrictions as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from Section 16(b) of the Securities Act as is provided under Rule 16b-3(a), (b) and (c).

           5.2.2. Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Options shall become fully exercisable as of the date such Change in Control occurred or the Committee determines that an Acceleration Event has occurred, provided however, that the acceleration of exercisability shall be subject to the imposition of such restrictions on transferability of shares of Common Stock subject to such Options, as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from Section 16(b) of the Securities Act as is provided under Rule 16b-3(a), (b) and (c).

    6.  PAYMENT FOR SHARE PURCHASES

        6.1. PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved by the Committee and permitted by law:

           (a) by cancellation of indebtedness of the Company to the Participant;

           (b)  by surrender of shares of the Company's Common Stock that
       (1) either have been owned by the Participant for more than six
       (6) months and have been paid for within the meaning of Rule 144 of the Securities Act or were obtained by the Participant in the public market; and, (2) are clear of all liens, claims, encumbrances or security interests;

           (c) by waiver of compensation due or accrued to the Participant for services rendered:

           (d) provided that a public market for the Company's stock exists and subject to the ability of the Participant to sell Shares in compliance with applicable securities laws;

             (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

             (ii) through a "margin" commitment from the Participant and an NASD
                  Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

           (e)  by any combination of the foregoing.

        Notwithstanding the foregoing, the Exercise Price of an Option held by a Director who is not an employee shall be paid either (i) in cash; or
    (ii) pursuant to subsection (a) of this Section 6.1, or (iii) by any combination of the foregoing (i) and (ii).

    7.  PRIVILEGES OF STOCK OWNERSHIP

        (a) VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

        (b) FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant annually during the period such Participant has Options outstanding, provided, however, that the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

    8.  TRANSFERABILITY

    Options granted under the Plan, and any interest therein, shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant, an Option shall be exercisable only by the Participant, and any elections with respect to an Option may be made only by the Participant.

    9.  CERTIFICATES

    All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission (the "SEC") or any stock exchange or automated quotation system upon which the Shares may be listed.

    10.  EXCHANGE AND BUYOUT OF OPTIONS

    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

    11.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

    An Option shall not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

    12.  NO OBLIGATION TO EMPLOY

    Nothing in the Plan or any Option granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

    13.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

    The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of Shares subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise thereof (and, if relevant, for the same aggregate cash consideration), the same total number and class of shares as such Participant would have received had such Participant exercised such Option in full immediately prior to such event; and (ii) the number and class of shares with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

    After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled to receive upon exercise of such Option (subject to any required action by stockholders of the Company) in lieu of the number of Shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised.

    If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled to receive upon exercise of such Option in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that: (x) notice of such cancellation shall be given to each holder of an Option, and (y) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

    Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares then subject to outstanding Options.

    14.  ADOPTION AND STOCKHOLDER APPROVAL

    The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Company shall submit the Plan for approval by the stockholders of the Company at the next annual meeting of stockholders of the Company to obtain the advantages under NASD, Internal Revenue Code, SEC and other regulations that approval of stockholders may bestow, provided however, that Options granted under the Plan shall be conditioned upon stockholder approval of the Plan within one year of adoption by the Board.

    15.  TERM OF PLAN

    The Plan will terminate ten (10) years from the Effective Date.

    16.  AMENDMENT OR TERMINATION OF PLAN

    The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

    17.  NONEXCLUSIVITY OF THE PLAN

    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    18.  GOVERNING LAW

    The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of law pertaining to conflict of laws.

    19.  DEFINITIONS

    As used in the Plan, the following terms shall have the following meanings:

    "ACCELERATION EVENT" means but is not limited to, any Change of Control of the Company or other event determined in the discretion of the Committee.

    "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

    "BOARD" means the Board of Directors of the Company.

    "CHANGE IN CONTROL" means the occurrence of any of the following events:

        (A) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

        (B) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

        (C) upon the approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation, which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock, (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company;

        (D) if during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

        (E) if the Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

    "COMPANY" means 4Front Technologies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

    "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

    "DISINTERESTED PERSON" means a Director who has not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted Options pursuant to the Plan or any other plan of the Company, any Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

    "EFFECTIVE DATE" means the date the Plan is adopted by the Board.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

    "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

        (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

    "INSIDER" means an officer or director of the Company or other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

    "OPTION" means an option to purchase Shares of Common Stock of the Company pursuant to Section 5.

    "OPTION AGREEMENT" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

    "OUTSIDE DIRECTOR" means any outside director as defined in Section 162(m) of the Code and the regulations issued thereunder.

    "PARTICIPANT" means a person who receives an Option under the Plan.

    "PLAN" means this 4Front Technologies, Inc. 1996 Equity Incentive Plan, as amended from time to time.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SHARES" means shares of the Company's Common Stock, $.001 par value per share, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 14, and any security issued in respect thereto or in replacement therefor.

    "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser to the Company or a Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                           4FRONT TECHNOLOGIES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2000

Anil Doshi and Mark Ellis, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of 4Front
Technologies, Inc. held of record by the undersigned on             , 2000, at
the Annual Meeting of Stockholders to be held at 11:00 A.M. on             ,
            , 2000, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED FOR PROPOSAL NO. 2 BELOW, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.  Proposal No. 1--Approval of the Merger Agreement

   Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 2, 2000, among the Company, NCR Corporation and NCR Merger
    Sub, Inc., and the transactions contemplated by the Agreement and Plan of Merger, pursuant to which NCR Merger Sub, Inc. will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of NCR Corporation.

                    / /  FOR          / /  AGAINST         / /  ABSTAIN

2.  Proposal No. 2--Election of Directors--Nominees are:

   Anil Doshi, Mark Ellis, Terence Burt, Craig Kleinman, Brian V. Murray and
    Arthur Keith Ross.

                    / / FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

                    / /  WITHHOLD AUTHORITY to vote for the listed nominees.

3. Proposal No. 3--Amendment to the Company's 1996 Equity Incentive Plan to increase the number of options available for grant thereunder to 2,000,000.

                    / /  FOR          / /  AGAINST         / /  ABSTAIN

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                      Dated ______________________________, 2000

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature if held jointly

                                      THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF
                                      THE NOTICE OF ANNUAL MEETING OF
                                      STOCKHOLDERS AND THE PROXY STATEMENT
                                      FURNISHED THEREWITH.

                                      PLEASE SIGN, DATE AND RETURN THIS PROXY
                                      CARD PROMPTLY USING THE ENCLOSED ENVELOPE.